Exhibit 4.40

सत्यमेव जयते

INDIA NON JUDICIAL

Government of National Capital Territory of Delhi

e-Stamp

Certificate No.	:	IN-DL33016163125014U
Certificate Issued Date	:	17-Dec-2022 02:23 PM
Account Reference	:	NONACC (BK)/ dlunboi02/ GUJRANWALA TOWN/ DL-DLH
Unique Doc. Reference	:	SUBIN-DLDLUNBOI02400062435480780
Purchased by	:	YATRA ONLINE LIMITED
Description of Document	:	Article 40 Mortgage
Property Description	:	NOT APPLICABLE
Consideration Price (Rs.)	:	30,00,00,000 (Thirty Crore only)
First Party	:	YATRA ONLINE LIMITED
Second Party	:	VISTRA ITCL INDIA LIMITED
Stamp Duty Paid By	:	YATRA ONLINE LIMITED
Stamp Duty Amount(Rs.)	:	2,00,500 (Two Lakh Five Hundred only)

Please write or type below this line

THIS NON-JUDICIAL STAMP PAPER FORMS PART AND PARCEL OF DEBENTURE TRUST AND HYPOTHECATION DEED EXECUTED ON 19.12.2022

Yatra Online Limited * Udyog Vihar, Gurugram *

Vistra ITCL (India) Limited *

PU 0004211730

Statutory Alert:

1. [illegible] of this Stamp certificate [illegible] Stock Holding [illegible] in the details on this Certificate and as available on the website / Mobile App renders it invalid.
2. The onus of checking the legitimacy is on the users of the certificate.
3. In case of any discrepancy please inform the Competent Authority.

DEBENTURE TRUST AND HYPOTHECATION DEED

BETWEEN

THE PERSON SET OUT IN PART A OF SCHEDULE I
("COMPANY")

AND

THE PERSON SET OUT IN PART B OF SCHEDULE I
("DEBENTURE TRUSTEE")

Vistra ITCL (India) Limited

DECEMBER 19 *, 2022*

Yatra Online Limited
Udyog Vihar, Gurugram

<u>TABLE OF CONTENTS</u>

1. DEFINITIONS AND INTERPRETATION 3
2. APPOINTMENT OF THE DEBENTURE TRUSTEE, DECLARATION OF TRUST AND POWERS AND LIABILITIES OF THE DEBENTURE TRUSTEE 12
3. TERMS OF ISSUANCE AND OTHER UNDERSTANDINGS 14
4. ISSUANCE OF DEBENTURES AND COUPON 15
5. REDEMPTION OF DEBENTURES 16
6. TRANSFERABILITY OF DEBENTURES 17
7. SUBSCRIPTION CONDITIONS 18
8. SUBSCRIPTION 18
9. SECURITY 18
10. COVENANTS 21
11. COMPANY'S REPRESENTATIONS 22
12. DEFAULTS AND CONSEQUENCES OF DEFAULT 23
13. SURRENDER OF DEBENTURES ON PAYMENT 27
14. RETIREMENT AND REMOVAL OF DEBENTURE TRUSTEE 27
15. INDEMNITY 28
16. PAYMENT RELATED 29
17. MISCELLANEOUS 29
SCHEDULE I | DETAILS OF PARTIES 34
SCHEDULE II | TRANSACTION DETAILS 35
SCHEDULE III | SECURITY 38
SCHEDULE IV | CONDITIONS PRECEDENT 39
SCHEDULE V | CONDITIONS SUBSEQUENT AND ALLOTMENT DATE ACTIONS 41
SCHEDULE VI | PROVISIONS FOR THE MEETINGS OF THE DEBENTURE HOLDERS 43
SCHEDULE VII | REDEMPTION SCHEDULE 45
SCHEDULE VIII | CALL OPTION NOTICE 47
SCHEDULE IX | CA CERTIFICATE 48
SCHEDULE X | SHAREHOLDING PATTERN 49
SHAREHOLDING PATTERN AS ON EFFECTIVE DATE 49
SHAREHOLDING PATTERN AS ON EFFECTIVE DATE (ON A FULLY DILUTED BASIS) 49
SCHEDULE XI | HYPOTHECATION POWER OF ATTORNEY 50
SCHEDULE XII | FORM OF THE CP CERTIFICATE 52
SCHEDULE XIII | BANK ACCOUNTS 53
SCHEDULE XIV | COVENANTS 54
PART A | AFFIRMATIVE COVENANTS 54
PART B | NEGATIVE COVENANTS 59
PART C | FINANCIAL COVENANTS 61
SCHEDULE XV | REPRESENTATIONS & WARRANTIES 62
SCHEDULE XVI | DEFAULTS 62
PART A | MATERIAL DEFAULTS 68
PART B | FINANCIAL DEFAULTS 71
PART C | OTHER DEFAULTS 72
SCHEDULE XVII | MANAGEMENT CERTIFICATE 75
SCHEDULE XVIII 76
DEMAND PROMISSORY NOTE 76
SCHEDULE XIX 77
EXISTING LENDERS 77

Vistra ITCL (India) Limited

Yatra Online Limited
Udyog Vihar, Gurugram

THIS DEBENTURE TRUST AND HYPOTHECATION DEED ("**Deed**") is made on the date mentioned in **Schedule II** ("**Effective Date**") between:

1. The Person mentioned in **Part A** of **Schedule I** (hereinafter referred to as the "**Company**", which expression shall be deemed to include its successors, permitted assigns, administrators and successors in interest); and

2. The Person mentioned in **Part B** of **Schedule I**, who is registered with the Securities and Exchange Board of India to act as a 'debenture trustee' (hereinafter referred to as the "**Debenture Trustee**", which expression shall be deemed to include its administrators, successors in interest, assigns, transferees and novates).

The Company and the Debenture Trustee are individually referred to as a "**Party**" and collectively as the "**Parties**".

WHEREAS:

A) The Business of the Company is as set out in **Schedule II** *(Transaction Details)*.

B) The Company is now in need of funds for the Purpose *(as defined hereinafter)* and has requested the Debenture Holders *(as defined hereinafter)* to lend funds to the Company. The Company is desirous of issuing and allotting the Debentures *(as defined hereinafter)* as per the terms of this Deed for the Investment Period *(as defined hereinafter)* and utilise the Debenture Subscription Amount *(as defined hereinafter)* for the Purpose.

NOW THEREFORE THIS DEED WITNESSETH that for and in consideration of the premises, covenants and agreements herein set forth, the Parties hereto hereby agree as follows:

OPERATIVE PROVISIONS

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions: Any capitalised term, as used in this Deed, shall have the following meaning as provided below:

"**Account Bank**" means the company incorporated and registered under the provisions of the Act and a banking company within the meaning of Section 5 (c) of the Banking Regulation Act, 1949 and as set out in **Schedule II** *(Transaction Details)* where the DRR Amount shall be maintained in accordance with the terms of this Deed;

"**Act**" means Companies Act, 2013;

"**Affiliates**" means in relation to any Party, a Person that Controls, is Controlled by, or is under the Control of such Party and includes an 'associate company' of such Person as defined in Clause 2(6) of the Act. Notwithstanding the foregoing, it is hereby agreed between the Parties that for the purpose of any Debenture Holder, the term 'Affiliate' shall mean and include the Investment Manager; (ii) any investment fund or private fund managed by the Investment Manager of the Debenture Holder and / or its Affiliates, provided that, for the avoidance of doubt, a portfolio company of any such fund shall not be an Affiliate of the Debenture Holder;

"**Allotment Date**" means the date on which the Debentures are allotted to the Debenture Holders in accordance with the terms hereof and the Offer Letter, which shall be the date on which the Debenture Subscription Amount is deposited by the Debenture Holders in the Subscription Account of the Company;

"**Anchor Investor**" shall mean Blacksoil India Credit Fund and/ or Blacksoil Capital Private Limited and / or Blacksoil Asset Management Private Limited and/ or their respective Affiliates;

"**Applicable Law**" means any statute, treaty, law, code, regulation, ordinance, rule, judgement, order, decree, bye-law, approval of any Governmental Authority, directive, guideline, policy, circular, notification, press release, requirement or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration having the force of law of any of the foregoing by any Governmental Authority having jurisdiction;

"**Bank Account**" means the current bank accounts of the Company, as specifically set out in **Schedule XIII** (*Bank Account*), and shall include the Subscription Account and Account Bank;
"**Board**" means the board of directors of the Company;

"**Business Day**" means a day (other than a Saturday, a Sunday or a public holiday) on which banks are open for general business in Mumbai;

"**Call Option**" has the meaning ascribed to it in Clause 5.2 (*Call Option*);

"**CA Certificate**" means the certificate in the format set out in **Schedule IX** (*CA Certificate*) in relation to the Debentures;

"**CERSAI**" means the Central Registry of Securitisation Asset Reconstruction and Security Interest of India, a public company registered under Section 8 of the Companies Act, 2013;

"**CIBIL**" means TransUnion CIBIL Limited;

"**Constitution Documents**" means the memorandum of association, articles of association and certificate of incorporation of the Company;

"**Control**" (including, with its correlative meanings, the terms "**Controlled by**" or "**under common Control with**") means the power, directly or indirectly (a) to direct or cause the direction of management, activities or policies of a Person whether through the ownership of voting securities, voting equity interests or economic rights, by agreement or otherwise; or (b) to appoint or remove (or to direct or cause the direction of the appointment or removal of) more than half of the Directors, partners or other individuals exercising similar authority with respect to a Person (including by holding a majority of the voting rights exercisable at meetings of its board (or equivalent) on all, or substantially all, matters), or in any other manner; or (c) the possession, directly or indirectly, and exercise of a voting interest in excess of 50% (fifty percent) in a Person;

"**Coupon**" means the interest payable on the Debentures at the Coupon Rate on a monthly basis, in accordance with the terms of this Deed;

"**Debentures**" mean unlisted,secured, redeemable, non-convertible debentures, having terms

Vistra ITCL (India) Limited

Yatra Online Limited * Udyog Vihar, Gurugram

as more specifically set out in **Schedule II** *(Transaction Details)*;

"**Debenture Holders**" mean the Persons who own the Debentures, and whose names appear in the Register of Beneficial Owners/ Register of Debenture Holders;

"**Default**" means Financial Default, Material Default, and Other Default collectively;

"**Demand Promissory Note(s)**" means the demand promissory note(s) drawn in favour of the Debenture Trustee/Debenture Holders, in lieu of unpaid liabilities and other amounts payable by the Company to the Debenture Holders, in the form as set out in **Schedule XVIII** (*Demand Promissory Note*);

"**Deposits**" means deposits taken by the Company as defined in Clause 2(31) of the Act;

"**Depository**" means either the National Securities Depository Limited (NSDL) or Central Depository Services Limited (CDSL), as the case may be;

"**Designated Accounts**" means the accounts maintained by the Debenture Holders set out in the beneficiary position (BenPos) statements in relation to such accounts or such accounts of the Debenture Holders as may be intimated to the Company from time to time;

"**Director(s)**" means a director on the Board;

"**Effective Date**" means the date on which this Deed is executed by all Parties and becomes effective thereto and as set out in **Schedule II** *(Transaction Details)*;

"**Encumbrance**" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person;

"**Equity Securities**" means all classes of shares, combined with all options, warrants, convertible securities of all kinds, including any preference shares, debentures or any other arrangements relating to, or convertible into Equity Shares;

"**Equity Share**" means an equity share of the Company having face value of INR 1 (Rupee One);

"**Existing Lenders**" means the creditors who have provided loan and/or other financial assistance to the Company as more particularly specified in **Schedule XIX**;

"**Financial Covenants**" means the covenants set out in **Part C** (*Financial Covenants*) of **Schedule XIV** (*Covenants*);

"**Financial Default**" means each of the events as covered in **Part B** (*Financial Defaults*) of **Schedule XVI** (*Defaults*);

"**Financial Indebtedness**" means all indebtedness of a Person, including but not limited to, any indebtedness for or in respect of:

Vistra ITCL (India) Limited

Yatra Online Limited Udyog Vihar, Gurugram

(a) moneys borrowed (including any applicable interest, cost charges and expenses in relation thereto), contracted or raised as debt (whether or not for cash consideration);
(b) any amount raised under any credit facility;
(c) any amount raised by acceptance under any acceptance credit, bill acceptance or bill endorsement facility or dematerialised equivalent;
(d) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, preference shares except compulsorily convertible preference shares, loan stock or any similar instrument including but not limited to foreign currency convertible bonds;
(e) the amount of any liabilities contracted by whatever means (including under guarantees, indemnities, acceptance, credits, Deposits or any hire-purchase contract) in accordance with IndAS, be treated as a finance or capital lease and hence, be treated as a borrowing;
(f) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(g) any amount raised under any other transaction (including any forward sale or purchase agreement, put option agreement, shortfall undertaking or a capitalisation agreement) having the commercial effect of a borrowing;
(h) any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or the bank under such title retention agreement in the event of default are limited to repossession or sale of such property);
(i) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price including any credit support arrangement in respect thereof (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);
(j) any liabilities contracted by whatever means except in the Ordinary Course of Business;
(k) the amount of any liabilities contracted by entering into an arrangement or agreement or understanding for any financial lease(s);
(l) shares (or any instruments convertible into shares) which are expressed to be redeemable or which provide assured return or the subject of a put option or any form of guarantee;
(m) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial or other institution;
(n) without prejudice to any other paragraphs in this definition of 'Finanical Indebtedness', any direct or indirect contractual obligations which may not be structured as a financial transaction, but resulting into any financial obligation or indebtedness of the Company except any obligations in the Ordinary Course of Business under this paragraph (n); and/ or
(o) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (n) above.

"**Financial Institution**" shall have the meaning provided under Section 45(I)(c) of the Reserve Bank of India Act, 1934 and shall also include a banking company defined under section 5(c) of the Banking Regulation Act, 1949, as amended;

"**Final Redemption Date**" means the date on which all Outstanding Amounts have been irrevocably and unconditionally discharged by the Company, to the satisfaction of the Secured Parties;

"**Fiscal Quarter**" means any of the periods commencing from April 1 to June 30, July 1 to September 30, October 1 to December 31, or January 1 to March 31 of each Fiscal Year;

Vistra ITCL (India) Limited

Yatra Online Limited Udyog Vihar, Gurugram

"**Fiscal Year**" means the period commencing from April 1st of each year till March 31st of next year, or any other period as may have been adopted by the Company in accordance with Applicable Laws;

"**Fully Diluted Basis**" means, in relation to the equity shares of any entity, on any date on which the number or percentage of equity shares thereof is to be determined, the aggregate of all equity shares outstanding on such date and as if all securities issuable pursuant to vested and exercisable options, warrants and other rights to purchase or acquire, or pursuant to securities convertible into or exchangeable for equity shares, outstanding on such date, have been exercised or exchanged for or converted into equity shares;

"**Governmental Authority**" means any government authority, statutory authority, government department, agency, commission, board, tribunal or court or other law, rule or regulation making entity having or purporting to have jurisdiction on behalf of the Republic of India or any state or other subdivision thereof or any municipality, district or other subdivision thereof;

"**Hypothecation Power of Attorney**" means the irrevocable power of attorney executed by the Company in favour of the Debenture Trustee in the form as set out in **Schedule XI** (*Hypothecation Power of Attorney*);

"**Initial Contribution**" has the meaning as provided in Clause 2.1(a);

"**Insolvency Code**" means the Insolvency and Bankruptcy Code, 2016;

"**Intellectual Property**" means collectively or individually, the following worldwide rights relating to intangible property, whether or not filed, perfected, registered or recorded and whether now or hereafter existing, filed, issued or acquired by the Company: (i) patents, patent applications, patent disclosures, patent rights, know-how, including any and all continuations, continuations-in-part, divisions, reissues, re-examinations, utility, model and design patents or any extensions thereof; (ii) rights associated with works of authorship, including without limitation, copyrights, copyright applications, copyright registrations; (iii) rights in trademarks, trademark registrations, and applications therefor, trade names, permits, brands, service marks, service names, logos, or trade dress; (iv) proprietary information and knowledge, technology, computer programs, databases, franchises, formulae, designs; (v) rights relating to the protection of trade secrets and confidential information; (vi) intangible properties licensed to the Company from its customers or any third party (vii) internet domain names, internet and World Wide Web URLs or addresses; (viii) proprietary information, proprietary processes, software, technical information, data, databases (including but not limited to customer data, sales data, etc.), process technology, plans, formulae, algorithms and blue prints; and (ix) all other intellectual or proprietary rights anywhere in the world including rights of privacy and publicity, whether or not requiring registration and whether or not such registration has been obtained; along with all conversions, improvements and modifications with respect thereto and all other Intellectual Property, but shall not include any intangible property that has been licensed to the Company from its customers or any third party;

"**Intellectual Property Rights**" means all rights, title, benefit and interest in relation to Intellectual Property anywhere in the world (whether registered or not and including all applications for the same);

"**Investment Manager**" means Blacksoil Asset Management Private Limited, a private

Vistra ITCL (India) Limited

Vastra Online Limited Udyog Vihar, Gurugram

company, having its registered office at 1203, Floor-12, Lodha Supremus, Senapati Bapat Marg, Lower Parel, Delisle Rd, Mumbai- 400013, or any other entity as may be notified by the Debenture Holder;

"**Majority Resolution**" has the meaning as provided in **Schedule VI** (*Provisions for the meetings of the Debenture Holders)*;

"**Management Certificate**" means the certificate in the format set out in **Schedule XVII** (*Management Certificate*) in relation to the Debentures;

"**Material Adverse Effect**" means any event or circumstance which has, or could reasonably be expected to have, in the reasonable opinion of the Debenture Trustee and/or Debenture Holder, a material adverse effect or change, on (i) the Business, operations, assets, condition (financial or otherwise) or prospects of the Company; (ii) the ability of the Company to enter into, or perform its obligations under any Transaction Documents; (iii) the validity, legality or enforceability of, or the rights or remedies of the Debenture Trustee under any Transaction Documents; or (iv) the validity, legality or enforceability of any Security under any Transaction Document;

Provided that if the initial public offering being undertaken by the Company is not consummated within the timelines as per Applicable Law communicated to or the Company does not proceed with the initial public offering (which is subject to approvals and market conditions) for any reason whatsover, it shall not be construed as a Material Adverse Effect.

"**Meeting of the Debenture Holders**" means a meeting of the Debenture Holders, duly called, convened and held by the Debenture Trustee, in accordance with the provisions as set out in **Schedule VI** (*Provisions for the meetings of the Debenture Holders)*;

"**Material Default**" means each of the events as covered in **Part A** (*Material Defaults*) of **Schedule XVI** (*Defaults*);

"**Ordinary Course of Business**", in relation to the Company, means an action, event or circumstance that is (i) recurring in nature, (ii) taken in the ordinary course of the Company's normal day-to-day operations as per past practices, and (iii) in compliance of Applicable Law;

"**Other Default**" means each of the events as covered in **Part C** (*Other Defaults*) of **Schedule XVI** (*Defaults*);

"**Outstanding Amounts**" means, on a particular day, the amount outstanding in relation to the Debentures, which shall include, without limitation, the principal of the Debentures outstanding, the accrued Coupon, the accrued Default Coupon, the Delayed Coupon and any other expenses, indemnities, costs, fees, charges, expenses and interest incurred in connection with the transactions contemplated under the Deed and/or any other Transaction Document, all sums expended by any Debenture Holder or the Debenture Trustee or any other Person in order to preserve any Security and any and all cost, fees, charges and expenses for enforcement, realisation and collection of any amounts due under the Deed and/or any other Transaction Document;

"**Outstanding Due Amounts**" means, on a particular day, the amount due and payable on such date, in relation to the Debentures, together with the accrued Coupon, the accrued Default

Vistra ITCL (India) Limited

Yatra Online Limited Udyog Vihar, Gurugram

Coupon and any other expenses, fees, charges and costs under the Transaction Documents;

"**Post-dated Cheques**" means post-dated cheques (payable in high value clearing zone or payable at par), issued by the Company in favour of the Debenture Trustee for repayment of the Outstanding Due Amounts, details of which are provided in **Schedule VII** (*Redemption Schedule*);

"**Positive Pay Instructions**" means the details such as the cheque number, amount, date of the cheque and beneficiary, provided by the Company to the drawee bank via electronic means in relation to the cheques issued in favour of the Debenture Trustee, as required by RBI to enable the drawee bank to honour the cheques when deposited by the Debenture Trustee;

"**RBI**" means the Reserve Bank of India;

"**Receiver**" has the meaning as provided in Clause 12.6(a) (*Appointment of Receiver*);

"**Redemption Date**" means each of the respective dates on which the Debentures are redeemed, being (i) as per the Redemption Schedule set out in **Schedule VII** (*Redemption Schedule*), or (ii) or any date on which Debentures are redeemed in accordance with the terms of this Deed;

"**Register of Beneficial Owners**" means the register of beneficial owners of the Debentures maintained in the records of the Depository;

"**Register of Debenture Holders**" means the register of debenture holders of the Company maintained in their records in accordance with the Act;

"**Redemption Schedule**" means the schedule for redemption of the Debentures as more specifically set out in **Schedule VII** (*Redemption Schedule*) of this Deed, and as updated from time to time with the prior consent of the Debenture Trustee;

"**Rupees**" or "**INR**" means the lawful currency of the Republic of India;

"**Register of Charges**" means the register of charges maintained by the Company as per the Act;

"**ROC**" means the jurisdictional Registrar of Companies for the Company, being the Registrar of Companies, Mumbai;

"**SARFAESI**" means the Securitisation and Reconstruction of Financial Assets and Enforcement of Security Interest Act, 2002 and all rules, regulations, orders and notifications issued thereunder;

"**SEBI**" means the Securities and Exchange Board of India;

"**Secured Parties**" means the Debenture Trustee and the Debenture Holders collectively, and "**Secured Party**" shall be construed accordingly;

"**Security**" means all such Security Interest created by the Company in favour of the Debenture Trustee, for the benefit of the Debenture Holders, in accordance with the terms hereof, including specifically as set out in **Schedule III** (*Security*);

Vistra ITCL (India) Limited

Yatra Online Limited • Udyog Vihar, Gurugram

"**Security Interest**" means, (i) any Encumbrance, (ii) any voting agreement, interest, option, right of first offer, refusal or Transfer restriction in favour of any Person, and/or (iii) any adverse claim as to title, possession or use;

"**Shareholders**" mean the Persons holding any Equity Security of the Company/ Holding Company from time to time. The Shareholders as on the Effective Date are detailed in **Schedule X** (*Shareholding Pattern*);

"**Subscription Account**" means the account details of which are mentioned in the Offer Letter;

"**Subsidiary**" has the meaning given to such term under the Act and shall include Yatra Corporate Hotel Solutions Private Limited; Yatra TG Stays Private Limited, TSI Yatra Private Limited, Yatra Hotel Solutions Private Limited, Yatra for Business Private Limited and Travel.Co.In Private Limited, Yatra Online Freight Services Private Limited;

"**Taxation**" or "**Taxes**" means all forms of present and future taxes (including any indirect taxes such as service tax, goods and services tax or other similar taxes), deductions, withholdings, duties, imposts, levies, cesses, fees, charges, social security contributions and rates imposed, levied, collected, withheld or assessed by any Governmental Authority or other taxing authority in India or elsewhere and any interest, additional taxation penalty, surcharge, cess or fine in connection therewith;

"**Tax Act**" means the Income Tax Act, 1961 as amended from time to time;

"**TDS**" means tax deductable at source or any withholding tax required to be paid by the Company under the Transaction Documents;

"**Transfer**" means to directly or indirectly, transfer, sell, assign, create Encumbrance in any manner, place in trust (voting or otherwise), exchange, gift or transfer by operation of Applicable Laws or in any other way or dispose of, whether or not voluntarily.

"**Undated Cheque**" means an undated cheque (payable in high value clearing zone or payable at par), issued by the Company in favour of the Debenture Trustee/Debenture Holders for repayment of the Outstanding Due Amounts, details of which are provided in **Schedule VII** (*Redemption Schedule*);

In addition to the above defined terms, each of the terms "**Availability Period**", "**Business**", "**Call Option Coupon**", "**Coupon Rate**", "**Debenture Subscription Amount**", "**Default Coupon**", "**Holding Company**", "**Hypothecated Property**", "**Investment Period**", "**Offer Letter(s)**", "**Promoter(s)**", "**Purpose**", "**Security Deposit**", "**Security Documents**", "**Term Sheet Date**", "**Transaction Documents**", and "**Upfront Coupon**" has the meaning as set out in **Schedule II** *(Transaction Details)*.

1.2 Interpretation: In this Deed, unless the context otherwise provides

(a) reference to any statute or statutory provision shall include:

(i) such statute or provision as may be amended, modified, re-enacted or consolidated; and

Vistra ITCL (India) Limited

Yatra Online Limited Udyog Vihar, Gurugram

(ii) all rules, regulations, notifications, orders, circulars, subordinate legislation made from time to time under that statute or provision;

(b) "singular" includes plural, and *vice versa*;

(c) references to any Clause and Schedule means a clause and schedule to this Deed;

(d) words and abbreviations, which have, well known technical or trade/commercial meanings are used in the Deed in accordance with such meanings;

(e) headings and the use of bold typeface shall be ignored in its interpretation;

(f) the words 'hereof', 'herein', and 'hereto' and words of similar import when used with reference to a specific Section in, or Schedule to, this Deed shall refer to such Section in, or Schedule to, the Deed and when used otherwise than in connection with specific Sections or Schedules, shall refer to the Deed as a whole;

(g) references to a "Person" include an individual, company, partnership, trust, joint venture, association, corporation, body corporate and any Governmental Authority and their successors, administrators and permitted assigns;

(h) any reference to an agreement, instrument or other document (including a reference to this Deed) herein shall be to such agreement, instrument or other document as amended, restated, supplemented or novated or assigned pursuant to the terms thereof;

(i) notwithstanding anything to the contrary contained under this Deed or any other Transaction Document, the Anchor Investors and/or the Debenture Trustee shall have the right to reasonably ascertain, assess, analyse and conclude on the existence of a Material Adverse Effect and such decision or conclusion by the Anchor Investors and/or the Debenture Trustee shall be conclusive and binding;

(j) in the event of any disagreement or dispute between the Secured Parties and the Company, its Subsidiaries or the Promoters regarding the materiality or reasonableness of any matter including of any event, occurrence, circumstance, change, fact, information, document, authorisation, proceeding, act, omission, claims, breach, default or otherwise, the opinion of the Secured Parties as to the materiality or reasonableness of any of the foregoing shall be final and binding on the Company, its Subsidiaries and the Promoters;

(k) the rule of construction, if any, that a contract should be interpreted against the parties responsible for the drafting and preparation thereof (rule of contra-proferentem) shall not apply;

(l) time is of the essence in the performance of the Parties' respective obligations and if any time period specified herein is extended, such extended time shall also be of the essence;

(m) all (i) references with respect to any actions or consent or discretion or agreement whatsoever to be performed by the Debenture Trustee under these presents and other Transaction Documents; and (ii) decisions to be taken by the Debenture Trustee under

Vistra ITCL (India) Limited

Yatra Online Limited * Udyog Vihar, Gurugram

this Deed and other Transaction Documents; shall mean the Debenture Trustee, acting on the prior written instructions of the Anchor Investors only;

(n) Any act, deed or thing done or to be done by the Debenture Trustee under this Deed or any other Transaction Document shall be done with the prior written approval or instructions of the Anchor Investor only without the requirement of the further consent of any other Debenture Holder and all such actions shall be binding on all the Debenture Holders.

PART A: STATUTORY CLAUSES

2. APPOINTMENT OF THE DEBENTURE TRUSTEE, DECLARATION OF TRUST AND POWERS AND LIABILITIES OF THE DEBENTURE TRUSTEE

2.1. Declaration of Trust by the Debenture Trustee

(a) The Company hereby settles in trust with the Debenture Trustee, a sum of INR 5,000 (Indian Rupees Five Thousand only) being the initial corpus (hereinafter referred to as the "**Initial Contribution**"), for the benefit of the Debenture Holders. The Debenture Trustee hereby confirms receipt of and accepts the Initial Contribution in trust hereby declared, and agrees to act in a fiduciary capacity as trustee and hold all rights and privileges available to it under this Deed or under any other Transaction Documents, including all Security Interest created by the Company and / or the Promoters or any other person in its favour in relation to the Debentures and/or pursuant to this Deed or any other Transaction Documents, for the sole and exclusive benefit of the Debenture Holders and their successors, transferees, novatees and assigns from time to time.

(b) The Debenture Trustee hereby declares that, it shall hold, for due payment and redemption of the Debentures held by the Debenture Holders:

(i) the Initial Contribution;
(ii) the Security created/to be created by the Company under the Security Documents and this Deed;
(iii) all of its rights under or pursuant to the Transaction Documents and all sums received by it under the Transaction Documents (save for any sums received solely for its own account) and the Security Interest to be created pursuant to the Security Documents; and
(iv) all monies received by it out of, whether prior to or as a result of enforcement of the Security or the exercise of rights and remedies under the Transaction Documents including the monies more specifically referred to in Clause 12.5 (*Enforcement of the Security*) of this Deed.

2.2. Appointment of Debenture Trustee: The Company and the Debenture Holders mutually appoint the Debenture Trustee, and the Debenture Trustee agrees to act as a trustee for the sole benefit of the Debenture Holders. The Company agrees and acknowledges that the Debenture Trustee shall be authorised to: (a) execute, deliver and exercise its rights and perform its obligations under the Deed and any other Transaction Documents; and (b) take any action under the Transaction Documents and Applicable Law or as instructed by the Debenture Holders under the Transaction Documents. The Debenture Trustee shall, at all times, act on the prior written instructions of the Anchor Investors. Further, the Debenture Trustee shall not be affected by

Vistra ITCL (India) Limited

Yatra Online Limited Udyog Vihar, Gurugram

any notice, express or implied, of the rights, title or claim of any Person towards any dues arising out of the Debentures other than those of the Debenture Holders.

2.3. Applicability of Indian Trust Act, 1882: The Debenture Trustee shall perform its duties and obligations, and exercise its rights and discretion, in keeping with the trust reposed in the Debenture Trustee and shall further conduct itself and comply with the provisions of all Applicable Laws. Provided that, the provisions of section 20 of the Indian Trusts Act, 1882, shall not be applicable to the Debenture Trustee. The Debenture Trustee, with the written consent of the Debenture Holders where applicable which shall not be unreasonably withheld, shall perform all the functions as required to discharge its obligations under the Transaction Documents.

2.4. Actions, Consents and Waivers

The Debenture Trustee shall, during the subsistence of this Deed and the other Transaction Documents, exercise all its powers, authorities and discretions for the benefit, protection and interest of the Debenture Holders and shall not do any act, or thing which is prejudicial or detrimental to their interests. Provided, however that the Debenture Trustee shall, before taking any action, in terms of the powers granted to it under this Deed and the other Transaction Documents, take the prior written consent of the Anchor Investors, which shall not be unreasonably withheld.

2.5. Information

(a) The Debenture Trustee shall forthwith forward all information received by it in connection with the Debenture, the Security and other relevant information to the Debenture Holders, including all the information received from the Company pursuant to the covenants under this Deed.

(b) The Debenture Trustee shall notify the Debenture Holders of all acts, deeds or things done or omitted to be done by the Debenture Trustee under or pursuant to the Transaction Documents that affect the interest of the Debenture Holders.

(c) The Company shall simultaneously provide to the Debenture Holders, copies of all communication issued by it to the Debenture Trustee. Provided that, the documents in relation to the information obligations under paragraph (h) of **Part A** (*Affirmative Covenants*) of **Schedule XIV** (*Covenants*) shall only be provided to the Anchor Investors.

2.6. Limitation of Liabilities of Debenture Trustee: Subject to the terms of this Deed, in addition to the other powers hereby conferred on the Debenture Trustee and the provisions hereof for its protection and not by way of limitation or derogation of anything in these presents contained nor of any statute limiting the liability of the Debenture Trustee, it is expressly declared as follows:

(a) the Debenture Trustee or its attorney or a Receiver may, in relation to these presents, act on the opinion or advice of or any information obtained from any reputed solicitor, counsel, advocate, valuer, surveyor, broker, auctioneer, qualified accountant or other expert whether obtained by the Company or by the Debenture Trustee or otherwise and

Vistra ITCL (India) Limited

Yatra Online Limited * Udyog Vihar, Gurugram

shall not be responsible for any loss occasioned by so acting and any such advice, opinion or information obtained or sent;

(b) the Debenture Trustee shall be at liberty to accept a certificate signed by any of the Directors as to any act or matter prima facie within the knowledge of the Company as sufficient evidence thereof;

(c) the Debenture Trustee shall be at liberty to keep these presents and all deeds and other documents vide which Security has been created at its registered office or at any other office or in vaults at any other location. However, save and except for enforcement purposes, the Debenture Trustee shall not take the documents outside the state or the union territory, as the case may be, in which the document was executed without the prior written consent of Debenture Holders if there is any payment of additional stamp duty (if applicable) involved;

(d) the Debenture Trustee shall not be bound to take any steps to ascertain whether any Default has occurred upon the occurrence of which the Security hereby constituted or the rights under the Debentures become enforceable;

(e) save as herein otherwise expressly provided the Debenture Trustee shall, as regards all trusts, powers, authorities and discretions hereby vested in the Debenture Trustee, have absolute and uncontrolled discretion as to the exercise thereof and to the mode and time of exercise in accordance with the terms hereof and except in case of fraud or gross negligence or default in performing its duties shall not be responsible for any loss, costs, charges, expenses or inconvenience that may result from the exercise or non-exercise thereof;

(f) with a view to facilitating any dealing under any provision of these presents the Debenture Trustee shall have full power to consent (where such consent is required) to a specified transaction or class of transactions conditionally;

(g) the Debenture Trustee shall not be responsible for the monies paid by applicants for the Debentures or be bound to see to the application thereof;

(h) the Debenture Trustee shall not be liable for anything whatsoever except a breach of trust knowingly and intentionally committed by the Debenture Trustee, gross negligence and wilful misconduct and fraud on part of the Debenture Trustee.

2.7. <u>Redressal of Debenture Holders' grievances:</u> The Company shall furnish to the Debenture Trustee details of all grievances received from the Debenture Holders and the steps taken by the Company to redress the same. At the request of the Debenture Holders, the Debenture Trustee shall by notice to the Company call upon the Company to take appropriate steps to redress such grievance and shall, if necessary, at the request of the Debenture Holders, call a Meeting of the Debenture Holders.

3. TERMS OF ISSUANCE AND OTHER UNDERSTANDINGS

3.1 <u>Purpose:</u> The Debenture Subscription Amount shall only be utilised towards the Purpose.

3.2 <u>Security Deposit:</u>

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Yatra Online Limited * Udyog Vihar, Gurugram

(a) On or around the date of signing of the Term Sheet, the Company has deposited with the Investment Manager, the Security Deposit in the form of an interest free deposit.

(b) The Security Deposit shall:

(i) on infusion of the Debenture Subscription Amount into the Company on the Allotment Date in accordance with the terms of this Deed and other Transaction Docuements, be refunded in full by the Investment Manager to the Company;

(ii) not be refunded, if (a) this Deed is terminated prior to the Allotment Date for any reason, (b) the Allotment Date does not occur within 45 (Forty Five) days of the Term Sheet Date for any reason whatsoever (except as provided in (iii) below);

(iii) be refunded by the Investment Manager, net of any expenses that have been incurred by the Investment Manager and / or its Affiliates in relation to the Transaction Documents, including but not limited to professional advisors' fee, diligence costs, etc, if (a) this Deed is terminated prior to the Allotment Date by the Investment Manager and/ or its Affiliates for reasons solely attributed to the Investment Manager or its Affiliates (as the case may be); or (b) the Debenture Holders do not subscribe to the Debentures (provided the Company has complied with all its covenants), at their sole discretion.

3.3 Upfront Coupon: The Company shall pay to the Debenture Holders, an upfront interest computed at the rate of the Upfront Coupon in a manner and form stipulated under **Schedule II** (*Transaction Details*), on or prior to the Allotment Date.

3.4 Delayed Coupon

On the Allotment Date, the Company shall pay to the Debenture Holders an additional amount computed at the Delayed Coupon Rate (excluding applicable Tax), if the Effective Date does not occur within 45 days from the execution of the Term Sheet due to any reason other than those solely attributable to the Debenture Holders and their legal counsel, in the opinion of the Debenture Holders ("**Delayed Coupon**").

4. ISSUANCE OF DEBENTURES AND COUPON

4.1 Issuance of Debentures and utilisation of Debenture Subscription Amount: Pursuant to the Offer Letter, the Company shall issue and allot the Debentures for the Debenture Subscription Amount on the date the Debenture Subscription Amount is received by the Company, i.e. the Allotment Date. It is hereby clarified that the Debentures to be issued by the Company are unrated Debentures.

4.2 Coupon

(a) The Company shall pay applicable Coupon on the outstanding principal amount of the Debentures at the Coupon Rate.

(b) In addition, the Company shall pay the Default Coupon, in accordance with Clause 4.3

Vistra ITCL (India) Limited

Yatra Online Limited Udyog Vihar, Gurugram

below (*Default Coupon*).

4.3 Default Coupon: In addition to the Coupon, upon the occurrence of any Default under (a) **Part A** (*Material Default*) of **Schedule XVI** (*Defaults*), the Company shall be liable to pay to the Debenture Holders the Default Coupon on the Outstanding Amounts as stated in **Schedule II** (*Transaction Details*); and/ or (b) **Part B** (*Financial Default*) of **Schedule XVI** (*Defaults*), the Default Coupon shall be payable on the Outstanding Due Amounts.

5. REDEMPTION OF DEBENTURES

5.1 Redemption: Subject to Clause 5.2 (*Call Option*) and Clause 5.3 (*Illegality*) and Clause 5.4 (*Mandatory Redemption*), the Company shall redeem the Debentures as per the Redemption Schedule provided in **Schedule VII** (*Redemption Schedule*). The redemption shall be undertaken in accordance with the terms of this Deed.

5.2 Call Option

(a) The Company shall have the right to redeem the respective Debentures during the relevant Call Option Period upon payment of the relevant Call Option Coupon in a manner as stipulated under **Schedule II** (*Transaction Details*) below ("**Call Option**"). It is clarified that the Company shall not be entitled to exercise the Call Option at any time other than the Call Option Period.

(b) The Company shall be entitled to exercise the Call Option only if the amount payable to the Debenture Holders pursuant to such exercise of the Call Option is at least INR 2,00,00,000 (Indian Rupees Two Crores), unless otherwise agreed to by the Debenture Trustee (with the consent of the Debenture Holders).

(c) Subject to Clause 5.2(a) and Clause 5.2(b) above, if the Company intends to exercise the Call Option and redeem any Debentures, it shall provide to the Debenture Holders a prior written notice (in the form and manner as set out in **Schedule VIII** (*Call Option Notice*)) of at least 15 (fifteen) days, which shall set out (i) the principal amount of the relevant Debentures proposed to be paid to the Debenture Holders, and (ii) the proposed date of payment.

(d) If the Company has exercised its Call Option as contemplated under this Clause 5.2 and it does not redeem the respective Debentures in the manner as set out in the Call Option Notice, then the Company shall be liable to pay one time interest for the cancellation of the Call Option Notice at the rate of 3% (three percent) on the call amount as set out under the Call Option Notice. It is hereby clarified that if the Company fails to redeem part of the Debentures as set out in the Call Option Notice, the interest for cancellation on the Call Option Notice shall be applicable only on such part amount.

5.3 Illegality: If, at any time, it becomes or will become unlawful or contrary to any regulation in any applicable jurisdiction or under Applicable Law for a Debenture Holder to fund or maintain its investment in the Debentures:

(a) that Debenture Holder shall notify the Debenture Trustee upon becoming aware of that event; and

Vistra ITCL (India) Limited

Yatra Online Limited Udyog Vihar, Gurugram

(b) the Company shall redeem the Debentures of that Debenture Holder in full together with all Outstanding Amounts on the date specified in the notice delivered by such Debenture Holder (being no earlier than 30 (Thirty) days prior to the last day of any cure period, if any, permitted by Applicable Law or regulation, as the case may be).

5.4 Mandatory Repayment: If the Company does not obtain a no objection certificate from the Existing Lenders ceding *pari-pasu* charge on the Hypothecated Property in favour of the Debenture Trustee in accordance with the terms of this Deed, the Company shall immediately and in any event, within 10 (ten) days of the expiry of 45 (forty five) days from the Allotment Date for the procurement, redeem the Debentures in full and make full and final payment of all Outstanding Amounts payable to such Debenture Holder under the Transaction Documents for such redemption, to the satisfaction of the Debenture Holders.

5.5 Appropriations: Unless otherwise determined by the Debenture Trustee, any amounts due and payable by the Company in respect of the Debentures shall be appropriated by the Debenture Trustee towards such dues in the following order viz.: (i) Default Coupon and overdue Coupon; (ii) Coupon on the Debentures, fees, costs, charges, expenses and other monies payable in relation to the Transaction Documents; and (iii) principal amount outstanding, as per the Redemption Schedule.

6. TRANSFERABILITY OF DEBENTURES

6.1 Prior to the occurrence of a Default, the Debenture Holders shall have the right to Transfer any of the Debentures to any Person (except a competitor and operational creditors of the Company) subject to the requirements of Clause 6.3 below.However, in case of a Default, the Debenture Holders shall be entitled to Transfer the Debentures to any Person, including a competitor, and the requirements under Clause 6.3 shall fall away. Provided that, prior to any Transfer under this Clause 6.1, the Debenture Trustee/ Debenture Holders shall provide a written notice of 60 (sixty) days to the Company and during such period, the Company shall have the right to prepay the Outstanding Amounts along with Call Option Coupon. If the Company does not repay the Debenture Holders in full within the specified time period, the Debenture Holders shall be entitled to Transfer the Debentures to any proposed transferee.

6.2 The Company shall take on record such Transfer and register (or cause to be registered) any such Transfer in its Register of Debenture Holders and/ or the Register of Beneficial Owners. The Company shall provide all assistance and co-operation to the Debenture Holders and the transferee in relation to the Transfer of any of the Debentures to any Person in accordance with this Clause 6 (*Transferability of Debentures*). The rights and benefits available to the Debenture Holders under this Deed are by virtue of its holding the Debentures and accordingly on any sale or transfer of the Debentures in accordance with this Deed, the rights and benefits, so available to the Debenture Holders shall stand automatically assigned to the transferee(s), including subsequent transferees of any prior transferee, except the information obligations under paragraph (h) of **Part A** (*Affirmative Covenants*) of **Schedule XIV** (*Covenants*) which shall continue to be the sole right of the Anchor Investors and unless expresesly permitted by the Company, the Anchor Investor shall not share or disclose the same to any transferee.

6.3 The Debenture Holders hereby agree, undertake and confirm that:

(a) The Anchor Investors shall continue to hold at least 20% (Twenty Percent) of the Outstanding Amounts at all times;

Vistra ITCL (India) Limited

Yatra Online Limited • Udyog Vihar, Gurugram

(b) The Anchor Investor shall take decisions on all matters, pertaining to the Debentures issued under this Deed (authorised on behalf of all other Debenture Holders as per the terms of this Deed) and such decision shall be binding upon the Debenture Trustee, the Company and other Debenture Holders, without the requirement of any other document to be executed by the Debenture Trustee, Company or other Debenture Holders.

7. SUBSCRIPTION CONDITIONS

7.1 Conditions Precedent to subscription: The subscription to the Debentures shall be subject to fulfilment of all the conditions set out in Schedule IV (*Specific conditions precedent to allotment of Debentures*) for Debentures prior to the Allotment Date, in a manner satisfactory to the Debenture Trustee and the Debenture Holders.

7.2 Allotment Date Actions

On the Allotment Date, the Company shall ensure that each of the items enumerated in **Part A** of **Schedule V** (***Allotment Date Actions***), are complied with to the satisfaction of the Debenture Holder and the Company shall provide documents evidencing the completion of all such actions.

7.3 Conditions Subsequent to Allotment: The Company shall comply, within the timelines stipulated therein, with each of the conditions as set out in **Part B** of **Schedule V** (*Conditions Subsequent to Allotment*), in a manner satisfactory to the Debenture Trustee.

8. SUBSCRIPTION

The Debenture Holders shall deposit/ transfer the Debenture Subscription Amount on the Allotment Date towards subscription to the Debentures, and the Debentures shall be allotted tothe Debenture Holders on the date the Debenture Subscription Amount is received by the Company.

9. SECURITY

9.1 Details of Security: The Company shall secure all of its Outstanding Amounts by creating and perfecting the Security as set out in **Schedule III** (*Security*) in favour of the Debenture Trustee for the sole benefit of all the Debenture Holders and pari passu to the Existing Lenders, in the manner provided herein and in the Security Documents.

9.2 Charge on Hypothecated Property

(a) The Company does hereby hypothecate the Hypothecated Property, as set out in **Schedule III** (*Security*), in favor of the Debenture Trustee, acting for and on behalf of the Debenture Holders, as security towards discharge of the Outstanding Amounts to the satisfaction of the Debenture Holders. The Parties acknowledge that the Existing Lenders shall have a pari passu charge on the Hypothecated Property on the Effective Date and at all times during the Investment Period, and no other Encumbrance shall be created on the Hypothecated Property, without the consent of the Debenture Trustee except in the manner set out under this Deed.

(b) The Debenture Trustee, acting on the instructions of the Anchor Investors, may at its sole discretion, by notice to the Company as regards such assets as it shall specify (whether

Vistra ITCL (India) Limited

Yatra Online Limited * Udyog Vihar, Gurugram

generally or specifically), restrict dealings of or in any of the Hypothecated Property by the Company in any manner whatsoever, in the event that the Debenture Trustee or the Debenture Holders are of the reasonable view that such Hypothecated Property are in danger of being seized or subject to attachment or distress, that any legal process or execution is in danger of being enforced against such assets or that the Security Interest in respect of such assets is otherwise in jeopardy.

(c) The ability of the Company to deal with the Hypothecated Property shall, automatically and without prior notice by the Debenture Trustee or the Debenture Holders to the Company, stand terminated as regards the Hypothecated Property upon the occurrence and during the continuance of a Default which has not been cured within the Cure Period, if applicable.

(d) The first ranking *pari passu* floating charge created over the Hypothecated Property hereinabove shall automatically and without prior notice by the Debenture Trustee or the Debenture Holders to the Company, crystallize into a fixed first ranking *pari passu* charge, as regards the Hypothecated Property upon the occurrence and during the continuance of any Default, which has not been cured within the Cure Period, if applicable. No dealings in such Hypothecated Property shall be made by the Company after crystallization of the floating charge into a fixed first *pari passu* charge in the manner set out in this Deed. Provided further that, the Company shall not create or suffer any lien on the Hypothecated Property or any part thereof except with the specific written approval of the Debenture Trustee and/or the Debenture Holders. Any subsequent fixed or floating charge created by the Company, in violation of this Deed, shall under no circumstances rank superior to the charge created by the Company in favour of the Debenture Trustee under this Deed. Further, upon creation of any charge in violation of this Deed, the charge created under this Deed shall crystallize and shall have priority over any and all other charges created in violation of this Deed.

9.3 Post-dated Cheques, Undated Cheque and Demand Promissory Notes

In addition to the Security created as provided in Clause 9.1 above (*Details of Security*), the Company shall provide to the Debenture Holders, Demand Promissory Notes, the Post-dated Cheques and 1 (one) Undated Cheque.

9.4 Perfection and creation of Security: The aforesaid security shall be created and perfected within 30 (thirty) days from the Allotment Date in relation to the Debenture Subscription Amount.

9.5 Further assurances: The Company hereby agrees and undertakes to execute all such deeds, documents and assurances and do all such acts and things as the Debenture Trustee / Debenture Holders may reasonably require for perfecting the security interest on the Security as aforementioned, and the Company shall from time to time and at all times after the hypothecation becoming enforceable, execute and do all such deeds, documents, assurances, acts, and things as the Debenture Trustee / Debenture Holders may require for facilitating realization of the amounts due from the Company to the Debenture Holders and payable in terms hereof.

9.6 Continuing Security: Subject to the terms and conditions of this Deed and the Transaction Documents, the Security created by or pursuant to this Deed or any other Security Document is a continuing security and shall remain in full force at all times till the Final Redemption Date,

Vistra ITCL (India) Limited

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notwithstanding the winding up of the Company or any intermediate payment or settlement of account or other matter or thing whatsoever and in particular the intermediate satisfaction by the Company of any part of the Outstanding Amounts in accordance with the Transaction Documents and is in addition and without prejudice, to any other security, guarantee, lien, indemnity or other right or remedy which the Debenture Trustee may now or hereafter hold for the Outstanding Amounts or any part thereof. This Security may be enforced against the Company, in accordance with the Transaction Documents, without first having recourse to any other rights of the Debenture Trustee or the other Secured Parties.

9.7 Other Security: The Security created by or pursuant to this Deed is in addition to and without prejudice to any other security, indemnity or other right or remedy which any Debenture Holder or the Debenture Trustee has or hereafter holds in connection with the Debentures or part thereof, and shall neither be merged in, or in any way exclude or prejudice, or be affected by any other security, right of recourse or other right whatsoever (or the invalidity thereof) which the Debenture Holders or Debenture Trustee has or at any time hereafter have (or would apart from this Security hold or have) as regards the Company, or any other Person in respect of the Debentures.

9.8 Cumulative Powers: The powers which this Deed confers on the Debenture Holders, the Debenture Trustee, any Receiver or any other Person, are cumulative and without prejudice to their respective general powers under Applicable Law and can be exercised as often as the Debenture Holders, Debenture Trustee, the Receiver or such other Person may deem fit and appropriate.

9.9 Segregation of proceeds: The Hypothecated Property and all sale realisations thereof shall always be kept distinguishable and held as the property of the Debenture Trustee, specifically appropriated to the Security created hereunder and be dealt with under the directions of Debenture Holders only, and the Company shall not create any additional Security Interest over the same, or any part thereof except Security Interest created in favour of the Debenture Trustee for the sole benefit of the Debenture Holders.

9.10 Power of Debenture Trustee

(a) If Security constituted hereunder becomes enforceable, then the Debenture Trustee shall have the right to undertake or concur with the Company in undertaking all or any of the actions which the Company might have taken in respect of the Security in accordance with the terms and conditions of the Transaction Documents and for the benefit of the Debenture Holders and including, without limitation, the following:

(i) assent to any modification of any contracts or arrangements subsisting in relation to the properties over which the Security has been created;

(ii) place the Security or any part thereof in the name of and under the control of the Debenture Trustee or any nominee of the Debenture Trustee if deemed expedient with a view to the realisation of proceeds from the enforcement of any Security or otherwise thereof;

(iii) institute, defend, enforce any suit or proceeding and settle, adjust, refer to arbitration, compromise and arrange all accounts, disputes, reckonings, questions, claims or demands whatsoever in relation to any or all of the Security; and

(iv) apply the net proceeds from any sale, conversion or other dealing with the

Vistra ITCL (India) Limited

Yatra Online Limited * Udyog Vihar, Gurugram

properties over which Security has been created in developing, improving, protecting or preserving such properties or any part thereof.

Provided that, all property of any description and all net monies arising from or receivable upon any such dealing as aforesaid and remaining after payment there from of the costs and expenses of and incidental to such dealing shall be and become part of the Security and shall be vested in, paid to and specifically charged in favour of the Debenture Trustee in such manner as the Debenture Trustee shall require.

(b) Limitation on rights of others: Nothing in this Deed, whether express or implied, shall be construed to give to any Person, other than the Debenture Holders and the Debenture Trustee, any legal or equitable right, remedy or claim under or in respect of this Deed, the trust created or to be created hereunder or under the Security Documents or any Security to be created in favour of the Debenture Trustee.

9.11 Trust of proceeds of Sale

(a) The Debenture Trustee shall hold upon trust the monies received by it in respect of the Security (hereinafter collectively referred to as "**the said monies**") or any part thereof arising out of:

(i) any sale, collection or conversion in respect of the Security or any part thereof;
(ii) any income, rent or profits arising in respect of the Security or any part thereof;
(iii) compensation money in respect of any acquisition, requisition or nationalisation or take-over of the management of the Company;
(iv) enforcement of any of the Security in accordance with the Security Documents; and
(v) any other realisation whatsoever.

(b) The Debenture Trustee shall in the first place, by and out of the said monies reimburse itself of all costs, charges and expenses incurred in or collection, conversion or the exercise of the trusts and powers under this Deed and shall apply the residue of the said monies towards payment to the Debenture Holders, of all Outstanding Amounts which shall be applied in the waterfall mechanism as mentioned in Clause 5.4 above. The Debenture Trustee shall transfer any surplus money, if any, to the Company in its account as per Applicable Laws.

(c) The Debenture Trustee shall not be affected by any notice express or implied of the right, title or claim of any Person to the said monies other than the Debenture Holders.

9.12 Covenants for release: On the Final Redemption Date, the Debenture Trustee shall at the request and cost of the Company and as required, release, re-assign or re-convey to the Company or to such other person as the Company may request, the Security freed and discharged from the trusts.

10. COVENANTS

10.1 Debenture Redemption Reserve: The Company undertakes to create a debenture redemption reserve in accordance with Applicable Law and transfer suitable amounts to the debenture redemption reserve during the currency of the Debentures.

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Yatra Online Limited * Udyog Vihar, Gurugram

10.2 DRR Amount

(a) The Company shall maintain the DRR Amount in the form of a deposit with a Debenture Holder (as may be notified by the Debenture Trustee to the Company prior to the Allotment Date) from the Allotment Date till the (a) expiry of 15 (fifteen) days from the Allotment Date, or (b) date of the creation of the DRR Account, whichever is earlier. The Debenture Holder with whom the deposit is maintained shall pay interest to the Company at the rate as mutually agreed between the Company and such Debenture Holder. Upon the creation of the DRR Account and creation of an exclusive charge in favour of the Debenture Trustee on such DRR Account, the Debenture Holder shall transfer the DRR Amount deposited with it to such DRR Account and the Company shall create and maintain a fixed deposit from such DRR Amount till Final Redemption Date.

(b) The Parties hereby agree that the Company shall create an exclusive charge on the DRR Account in favour of the Debenture Trustee in the manner set out under this Deed (including Clause 10.2(a) above).

(c) At any time prior to the Final Redemption Date, if the Company does not meet or is unable to meet any of its payment obligations under the Transaction Documents, then the Debenture Trustee shall be entitled (but not obligated) to utilise the DRR Amount, in part or whole, to meet such payment obligations to the Debenture Holders.

(d) If the DRR Amount is utilised to remedy any shortfall of the payment obligations of the Company as per (c) above, then the Company shall immediately, and in any case, within 5 (Five) Business Days of such utilisation, replenish the DRR Amount.

10.3 Affirmative Covenants: The Company shall comply with each of the covenants mentioned under **Part A** (*Affirmative Covenants*) of **Schedule XIV** (*Covenants*).

10.4 Negative Covenants: Notwithstanding anything to the contrary contained herein or any other Transaction Documents, the Company hereby agrees and confirms that it shall not take any of the actions mentioned in **Part B** (*Negative Covenants*) of **Schedule XIV** (*Covenants*), without the prior written consent of the Debenture Trustee, which shall not be unreasonably withheld.

10.5 Financial Covenants: The Company shall comply with each of the covenants mentioned under **Part C** (*Financial Covenants*) of **Schedule XIV** (*Covenants*).

10.6 Other covenants: The Debenture Holders shall have the right to stipulate such other terms and conditions, in compliance with the Applicable Laws.

11. COMPANY'S REPRESENTATIONS

11.1 The Company hereby makes the representations and warranties set out in **Part A** of **Schedule XV** (*Representations & Warranties*) ("**Warranties**"). The Company hereby confirms that the Warranties as set out in this Deed are made under this Deed to induce the Debenture Trustee and the Debenture Holders to enter into the transactions contemplated herein.

11.2 The Warranties made by the Company shall be true, correct and complete on the Effective Date, on the Allotment Date and on each Redemption Date, subject to any disclosures made by the

Vistra ITCL (India) Limited

Yatra Online Limited * Udyog Vihar, Gurugram

Company in **Part B** of **Schedule XV** (*Representations & Warranties*).

11.3 Each of the Warranties contained herein is separate and independent and none of the Warranties shall, other than to the extent of disclosures made in **Part B** of **Schedule XV** (*Representations & Warranties*), be treated as qualified by any actual or constructive knowledge on the part of the Debenture Holders and/ or Debenture Trustee or any of its agents, representatives, officers, employees or advisers. The Company agrees and confirms that the knowledge of the Debenture Holder and/ or the Debenture Trustee shall not limit the applicability of any of the Warranties.

11.4 The Company shall ensure that no actions are performed by it or allowed to be undertaken by it which would result in any of the Warranties being breached or rendered false, inaccurate or misleading.

11.5 The Company undertakes to notify the Debenture Holders and Debenture Trustee in writing promptly if any of them becomes aware of any fact, matter or circumstance (whether existing on or before the signature date or arising afterwards) which would cause any of the Warranties given by any of them, to become untrue or inaccurate or misleading in any respect, at any point of time.

12. DEFAULTS AND CONSEQUENCES OF DEFAULT

12.1 Default: The occurrence of any of the events mentioned in **Schedule XVI** (*Defaults*), irrespective of whether the Debenture Trustee and/ or the Debenture Holders notifies the same would constitute a "Default".

12.2 Notification of Default: If any Default as stipulated under **Schedule XVI** (*Defaults*) (except under paragraph (h)(ii) of **Part A** of **Schedule XVI** (*Defaults*)) has occurred, then the Company shall forthwith give notice thereof to the Debenture Trustee specifying the nature of such Default within 5 (Five) Business Days of the occurrence of the Default. Provided that, for a potential Default under paragraph (h) of **Part A** of **Schedule XVI** (*Defaults*), the Company shall forthwith give notice thereof to the Debenture Trustee within 2 (Two) days of the filing of such application or petition by the operational creditor. Notwithstanding the foregoing, it is hereby clarified that (i) the Default shall be deemed to have occurred, and (ii) the Cure Period, if applicable, shall commence; from the day on which the breach occurred, and not the day on which the notice thereof was given to the Debenture Trustee.

12.3 Consequences of Default: Notwithstanding anything contrary contained in any Transaction Document, upon the occurrence of a Default which is not cured within the Cure Period (if applicable), the Debenture Trustee shall have the right (in its absolute discretion) to declare, by issuing a notice in writing to the Company, that the Outstanding Amount are immediately repayable and upon such declaration, all such amounts, including the Default Coupon shall forthwith become due and payable, and the Debenture Trustee shall be entitled to undertake all or any of the following actions (in any order of priority, as it may deem fit) towards the recovery of the above amounts:

(a) appoint the Nominee Director/Observer in accordance with Clause 12.4 (*Appointment of Nominee Director/Observer*);

(b) declare that the Security created pursuant to the Transaction Documents has become enforceable, whereupon they shall be immediately enforceable (including Transfer of

Vistra ITCL (India) Limited

Yatra Online Limited Udyog Vihar, Gurugram

any of Company's assets comprised within the Security created or create/enforce a Security Interest in favour of any third party, including competitors of the Company);

(c) appoint a Receiver in accordance with Clause 12.6 below (*Power of Debenture Trustee to appoint Receiver*);

(d) enter upon and take possession of the Hypothecated Property of the Company and/or enforcement of the Security in a manner as shall be solely determined by the Debenture Trustee and/or the Debenture Holders;

(e) assign whole or part of this Deed along with any rights and obligations under the Transaction Documents to any Person at the sole cost of the Company and without the prior written approval of the Company;

(f) incur all expenses in connection with preservation of the Company's assets (as on date of default) and collateral security and collection of amounts due to the Debenture Holders, at the cost and expense of the Company;

(g) apply for the insolvency, winding up or liquidation of the Company (including as per the Insolvency Code);

(h) appoint an insolvency resolution professional under and as per the Insolvency Code;

(i) commission a financial audit, systems audit, code of conduct assessment and portfolio audit of the Company;

(j) exercise rights available to the Debenture Trustee under the SARFAESI and related rules, if applicable;

(k) disclose details of the Company and/ or the Promoters to CIBIL/RBI and other credit rating agencies and impose such other terms and conditions as may be decided by the Secured Parties including publishing the details of the Company in such manner and through such medium as the RBI, or CIBIL may direct; or

(l) exercise such other rights as available to the Secured Parties under Applicable Law and the Transaction Documents;

(m) cancellation of the remainder Debenture Subscription Amount (to the extent not invested) in full or in part;

(n) operate and utilise any portion of the DRR Amount to service and repay the Outstanding Amounts;

(o) charge Default Coupon and/or revise/ reset the Coupon Rate;

(p) deposit/issue any any NACH/ECS instructions, Post-dated Cheques and/or Undated Cheque and/or the Demand Promissory Notes towards payment of any Outstanding Amounts as per the terms specified herein.

12.4 Appointment of Nominee Director/Observer

Vistra ITCL (India) Limited

Yatra Online Limited * Udyog Vihar, Gurugram *

(a) Upon occurrence of a Default, the Debenture Holders and the Debenture Trustee shall be entitled to appoint 1 (one) director ("**Nominee Director**") or 1 (one) observer ("**Observer**") on behalf of all the Debenture Holders on the Board to attend the meetings of the Board. The Nominee Director/ Observer shall be entitled to attend and observe the proceedings of the meetings of the Board until the Debenture Holders are satisfied that the Default has been cured by the Company.

(b) The Nominee Director/ Observer shall be entitled to receive all notices, agenda attend all meetings of the Board, shreholders and furnish a report to the Debenture Holders in relation to the same. The Nominee Director/ Observer shall also be entitled to receive the sitting fees (if any) as per the policy of the Company.

(c) The Nominee Director shall not be liable to retire by rotation nor required to hold any qualification shares nor shall be considered as Officer-in-Default (*as defined under the Act*) in accordance with Applicable Law. The Company shall appoint the Nominee Director/ Observer, immediately after receiving nomination notice from the Debenture Trustee in a Board meeting of the Company.

(d) The Company shall be liable for any expenditure incurred by the Debenture Trustee and/ or the Debenture Holders and / or the Nominee Director and / or the Observer to the extent payable to the Directors of the Company.

12.5 Enforcement of the Security

(a) The Security shall become enforceable by the Debenture Trustee upon the occurrence of a Default which is not cured by the expiry of the Cure Period, if applicable.

(b) At any time after the Security becomes enforceable as per Clause 12.3 above or any other Transaction Document, the Debenture Trustee upon written instructions of the Anchor Investors and without prejudice to any other rights it has and with a prior notice of 1 (one) Business Day to the Company (which period of notice the Company agrees is reasonable notice):

(i) Transfer, collect, invoke, convert into money or otherwise deal with or dispose of the Security or any part thereof on instalment basis or otherwise and generally in such manner and upon such terms whatever as the Debenture Trustee may consider fit;

(ii) exercise any and all powers which a Secured Party or Receiver could exercise hereunder or by Applicable Law;

(iii) appoint by writing any Person or Persons to be a Receiver of all or any part of the Security, from time to time determine the remuneration of the Receiver and remove the Receiver (except where an order of the courts is required) and appoint another Receiver, whether such Receiver is removed by the Debenture Trustee or an order of the court or otherwise ceases to be the Receiver;

(iv) substitute itself or its designee for the Company under any or all of the authorisations, and to commence and conduct either in the name of the Company or in its own name or otherwise any proceedings against any Person in respect of any breach of the authorisations;

(v) take possession of the Security comprised in these presents and after taking of such action, the Company shall take no action inconsistent with or prejudicial to

Vistra ITCL (India) Limited

Yatra Online Limited * Udyog Vihar, Gurugram

the right of the Debenture Trustee and/or the Debenture Holders to possess, use and enjoy the same in such manner as it deems fit and to receive the income, profits and benefits thereof without interruption or hindrance by the Company; and

(vi) take all such other action expressly or impliedly permitted under this Deed or in the other Transaction Documents or permitted under the Applicable Law.

(c) The Debenture Trustee has the authority to act upon and enforce the provisions of this Deed in accordance with these presents or to adopt appropriate remedies in that behalf in relation thereto and shall exercise all powers under this Deed in accordance with Applicable Law, the Transaction Documents and the instructions of Anchor Investors (as long as the same are not inconsistent with the Applicable Law).

(d) All expenses incurred by the Debenture Trustee or Receiver after occurrence of a Default in connection with preservation or protection of the Security and collection of amounts due to the Debenture Holders shall be payable by the Company in accordance with the terms of this Deed and other Transaction Documents and shall stand secured under these presents.

12.6 Power of Debenture Trustee to appoint Receiver

(a) Appointment of Receiver: Subject to Applicable Law, the Debenture Trustee shall have the right, at any time after any Security becomes enforceable, appoint in writing (i) any 1 (one) or more of the officers of the Debenture Trustee or any bank or Financial Institution doing business in India or an independent party as receiver; or (ii) a court representative by making an application to the appropriate judicial forum (the "**Receiver**") of the Security or any part thereof, determine the remuneration of the Receiver and remove any Receiver so appointed and appoint any such other person(s) in his or their stead. Such Receiver shall be deemed to be the agent of the Company, who shall be solely responsible for his acts and defaults and liable on any contract or engagement made or entered into by him and for his remuneration and the Debenture Trustee shall not incur any liability or responsibility by reason of its making or consenting to his appointment as such Receiver.

(b) Powers of the Receiver: The Receiver shall have and exercise all powers and authorities vested in the Debenture Trustee under this Deed and by the Applicable Law, including the rights, powers and authorities to:

(i) take possession of the Security (including the Hypothecated Property) in case of a Default which is not cured within the permitted cure period as the Receiver shall consider fit;

(ii) to bring, prosecute, enforce, defend and discontinue all such actions and proceedings in relation to the Security (including the Hypothecated Property) or any part thereof in case of a Default which is not cured within the permitted cure period as the Receiver shall consider fit;

(iii) to do all such other acts and things (including signing and executing all agreement and deeds) as may be considered by the Debenture Trustee or the Receiver to be incidental or conducive to any of the matters or powers aforesaid or otherwise incidental or conducive to the preservation, improvement or realisation of the Security (including the Hypothecated Property);

Vistra ITCL (India) Limited

Yatra Online Limited Udyog Vihar, Gurugram

(iv) to exercise all such other powers and authority as the Debenture Trustee shall consider fit to confer and so that the Debenture Trustee can, in relation to such part of the Security (including the Hypothecated Property) as is the subject of a charge hereunder confer any powers and authorities which it could give if it were an absolute beneficial owner thereof; and

(v) in the exercise of any of the above powers, to expend such sums as the Receiver may think fit and the Company shall forthwith on demand repay to the Receiver all sums so expended together with interest thereon at the default rate determined by the Receiver, from the date of payment by the Receiver until the date of repayment such sums, together with such interest, shall be secured by this Deed concerning the monies arising from any sale, collection or conversion of the Security.

(c) The Debenture Trustee or the Receiver appointed can for any of the purposes aforesaid do or cause to be done all such acts and things in respect of the Business and the Security as the Debenture Trustee/Receiver can do or cause to be done if they had absolute possession of the properties over which Security has been created and had carried on the Business for the benefit of the Debenture Holder.

12.7 Protection of Receiver; Limitation of Liability: Neither the Debenture Trustee nor any Receiver shall be liable in respect of any loss or damage which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of the rights, powers, authorities, discretions and trusts that may be vested in the Debenture Trustee and/or Receiver under this Deed. However, this limitation of liability shall not be applicable in case of breach of trust, gross negligence, fraud or misconduct of the Debenture Trustee and/or Receiver appointed pursuant to the provisions hereunder.

12.8 Receipt of proceeds on Enforcement: Upon any dealing or transaction under the provisions herein contained, the receipt by the Debenture Trustee of the proceeds upon any of the properties over which Security has been created being sold or realised and for any other monies paid otherwise howsoever, shall effectually discharge the purchaser or purchasers or Person paying the same therefrom and from being concerned to see to the application or being answerable for the loss or misapplication or non-application thereof.

13. SURRENDER OF DEBENTURES ON PAYMENT

Upon payment to the Debenture Holders in full towards discharge of all Outstanding Amounts to their satisfaction, the Debentures shall be redeemed and surrendered unto the Company.

14. RETIREMENT AND REMOVAL OF DEBENTURE TRUSTEE

14.1 Retirement of Debenture Trustee: The Debenture Trustee has the right to retire at any time without assigning any reason and without being responsible for any loss or costs occasioned by such retirement; provided that the Debenture Trustee shall give at least 1 (one) month's previous notice in writing to the Company on that behalf. However, irrespective of the provisions of this Clause 14 (*Retirement and Removal of Debenture Trustee*) and at the option of the Debenture Holders, the Debenture Trustee shall not relinquish its office until another Debenture Trustee has been appointed.

14.2 Removal of Debenture Trustee: The Debenture Holders shall have a right to remove the

Debenture Trustee upon a Majority Resolution passed in this regard. The Company shall appoint such Person or Persons as may be nominated by a Majority Resolution as new debenture trustee who shall accede to all the Transaction Documents. For the aforesaid purposes, forthwith upon receipt of the notice of retirement from the Debenture Trustee for the time being hereof or on the occurrence of a vacancy in the office of the Debenture Trustee or Debenture Trustee hereof, the Company shall convene a Meeting of the Debenture Holders. A company, body corporate or a statutory corporation, which is registered with SEBI as a debenture trustee must be appointed to be a debenture trustee.

15. INDEMNITY

15.1 Without prejudice to any other rights of any Secured Party under the Transaction Documents, the Company shall be liable to promptly on demand, indemnify and hold harmless such Secured Party against any actions, proceedings, costs, claims and demands whatsoever in respect of any matter or thing done or omitted to be done in relation to the Transaction Documents which is incurred by such Secured Party.

15.2 If any Secured Party is required to make any payment of or on account of any Tax and withholdings with respect to any amount payable by the Company on behalf of the Secured Parties under the Transaction Documents on or in relation to any sum received or receivable under the Transaction Documents or if any liability in respect of such Tax and withholdings with respect to any amount payable by the Company on behalf of the Secured Parties under the Transaction Documents is asserted, imposed, levied or assessed against the Secured Parties for any reason, then the Company shall within 10 (ten) Business Days of demand by such Secured Party, promptly indemnify the Secured Party against such payment or liability, together with all interest, penalties, costs, expenses and incident liability in relation to Tax with respect to any amount payable by the Company on behalf of the Secured Parties under the Transaction Documents, payable or incurred by the Secured Party *provided, however*, the Company shall not be liable for any income tax arising due to any gains or income earned by the Secured Parties pursuant to the Transaction Documents. Further, the Secured Parties shall provide the relevant details to the Debenture Holders such that the Company can claim the relevant amounts under Tax, as applicable.

15.3 Save as otherwise for the reason of wilful misconduct, gross negligence or fraud, the Debenture Trustee shall not be liable for any default, omission or delay in performing or exercising any of the powers or trusts herein expressed or contained or any of them or in enforcing the covenants herein contained or any of them or in giving notice to any person or persons of the execution hereof or in taking any other steps which may be necessary, expedient or desirable for the purpose of perfecting or enforcing the Security hereby created or for any loss or damage which may be occasioned by reason thereof.

15.4 The Debenture Trustee shall not be bound to perform, exercise or do any such acts, powers or things or to take any such steps unless and until sufficient moneys shall have been provided or provision to the satisfaction of the Debenture Trustee made for providing the same by or on behalf of the Debenture Holder(s) or some of them in order to provide for any costs, charges and expenses which the Debenture Trustee may incur or may have to pay in connection with the same and the Debenture Trustee is indemnified to its satisfaction against all further costs, charges, expenses and liabilities which may be incurred in complying with such request.

15.5 Notwithstanding anything to the contrary herein or in any other Transaction Documents, the

Vistra ITCL (India) Limited

Yatra Online Limited Udyog Vihar, Gurugram

Debenture Trustee shall not be required to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under this Deed or any other Transaction Documents to which it is a party.

16. PAYMENT RELATED

16.1 Payment in Rupees: All amounts payable to the Debenture Trustee and other Parties under the Transaction Documents shall be payable in Rupees.

16.2 Non-Business Days: If a payment under this Deed is due on a day, which is not a Business Day, the Redemption Date for that payment shall instead be the immediately preceding Business Day.

16.3 Coupon and Redemption: The Company shall ensure payment of all amounts due to the Debenture Holders (including the redemption amounts due) into the Designated Accounts by a mode of electronic transfer as mutually agreed by the Parties or by cheque/bank draft drawn in favour of the Debenture Holders to such bank account as the Debenture Holders may notify the Company, such that the Debenture Holders receive the payment on or before the scheduled due date.

16.4 No Set-off: All payments to be made by the Company under the Transaction Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

16.5 Tax and Tax Liability

All payments except for the redemption up to the Debenture Subscription Amount to be made by the Company under the Transaction Documents shall be subject to Tax deduction under the Tax Act, wherever applicable.

The Company shall directly pay TDS on a monthly basis, by electronic mode in the specified form, to the Income Tax Authorities, who shall generate and provide challans to the Company, the Company shall submit the same to the Debenture Trustee within 10 (ten) days of each month end. The Company shall deliver to the Debenture Trustee within 45 (forty-five) days of the Fiscal Quarter filing of the TDS return, an original certificate in the prescribed form and manner as evidence that the applicable TDS has been made.

17. MISCELLANEOUS

17.1 Costs, fees and expenses: The Company shall bear all expenses in relation to and as stipulated under the Transaction Documents, including but not limited to any expenses for the stamp duty and registration, costs in relation to issuance of the Debentures, creation of Security, fees of the Debenture Trustee, diligence undertaken by the Debenture Holder's, costs of any advisors (including legal and financial advisors) of the Debenture Holders, Receiver and their employees or agents in relation to execution of the Transaction Documents and consummation of transactions contemplated under the Transaction Documents and all other documents affecting the Security and shall indemnify the Debenture Trustee and the Receiver against all actions, proceedings, costs, charges, fees, expenses, claims and demands whatsoever which may be brought or made against or incurred by the Debenture Trustee in respect of any matter or thing done or omitted to be done in respect of or in relation to the Debentures and/or Security.

Vistra ITCL (India) Limited

Yatra Online Limited * Udyog Vihar, Gurugram

Provided that, the expenses to be borne by the Company under this Clause shall not exceed INR 8,00,000 (Indian Rupees Eight Lakhs).

17.2 Survival

(a) The provisions of Clause 2.6 (*Limitation of Liabilities of Debenture Trustee*), Clause 2.7 (*Redressal of Debenture Holders' Grievances*), Clause 11 (*Company's Representations*), Clause 12 (*Default and consequences of Default*), Clause 15 (*Indemnity*), Clause 17.2 (*Survival*), Clause 17.4 (*Notices*), Clause 17.8 (*Confidentiality*), Clause 17.10 (*Governing Law and Jurisdiction*) shall survive the Termination of this Deed.

(b) Notwithstanding the foregoing, the rights and obligations of the Parties to this Deed, to the extent accrued prior to termination, shall survive the termination of this Deed.

(c) The obligations of the Company under this Deed shall not be affected by the breach, frustration or non-fulfilment of any provisions of, or claim arising out of or in connection with any Transaction Document or any dispute between the Parties.

17.3 Assignment:

(a) Notwithstanding anything contained to the contrary in this Deed, the Company shall not assign or transfer any of its rights, benefits or obligations under this Deed or any other Transaction Document.

(b) Subject to Clause 6.3 above, the Debenture Trustee and/or the Debenture Holders shall be entitled to novate, assign or transfer the Deed or any of their rights, benefits or obligations under this Deed (including the Debentures) to any Person (except to a competitor and operational creditors of the Company) where no Default has occurred. However, if any Default occurs under any Transaction Document, then the Debenture Trustee and/or the Debenture Holders shall be entitled to novate, assign or transfer any of their rights, benefits or obligations under this Deed to any Person, including a competitor of the Company, and the requirements under Clause 6.3 shall fall away. Provided that, prior to any assignment in the manner set out herein, the Debenture Trustee or the Debenture Holders shall provide a written notice of 60 (sixty) days to the Company. and during such period, the Company shall have the right to prepay the Outstanding Amounts along with Call Option Coupon. If the Company does not repay the Debenture Holders in full within the specified time period, the Debenture Holders shall be entitled to novate, assign or transfer any of their rights, benefits or obligations under this Deed to any proposed assignee/ transferee.

17.4 Notices: Any notices, waivers, consents or communications required to be given or served by any of the Parties on the other Parties under this Deed, shall only be given in English in writing to such other Parties, by prepaid registered mail or courier with acknowledgment or by hand delivery at the addresses as set out in **Schedule I** (*Details of Parties*) or to such other address as the addressee has by 7 (seven) days' prior written notice specified to the other Parties). Any notice or demand shall be deemed to have been delivered (a) if given or made by registered mail, 10 (ten) days after posting; (b) if given by personal delivery at the time of delivery. It is hereby agreed and confirmed by the Parties that for any notice to be deemed to have been delivered, every notice shall also, in addition to the modes mentioned above, be delivered by way of email, without which the notice shall not be duly served on the other party.

Vistra ITCL (India) Limited

Yatra Online Limited Udyog Vihar, Gurugram

17.5 Partial invalidity: If, at any time, any provision (or part thereof) of a Transaction Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions (or part thereof of such provision), to the extent severable, nor the legality, validity or enforceability of such provision (or part thereof) under the law of any other jurisdiction shall in any way be affected or impaired, and the remained of the Deed shall continue to be legally binding on the Parties from the Effective Date thereof.

17.6 Remedies and Waivers: No failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right or remedy under the Transaction Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by Applicable Law.

17.7 Amendments and waivers: Any term of the Transaction Documents may be amended or waived only with the consent of the Debenture Trustee (acting on the instructions of the Anchor Investors) and the Company, and any such amendment or waiver shall be binding on all Parties.

17.8 Confidentiality: All information disclosed by the Company to the Secured Parties in writing or through inspection pursuant to this Deed that is marked confidential shall be considered confidential. The Secured Parties agree to use the same degree of care to safeguard and prevent disclosure of such confidential information as the Secured Parties use with their own confidential information, but in any event no less than a reasonable degree of care. The Secured Parties shall not disclose such information to any third party (other than to Secured Parties' members, partners, attorneys, governmental regulators, or auditors, or to Secured Parties' subsidiaries and Affiliates and prospective transferees and purchasers of the Debentures, all subject to the same confidentiality obligation set forth herein or as required by Applicable Law, regulation, summon or other order to be disclosed) and shall use such information only for purposes of evaluation of its investment in the Company and the exercise of the Secured Parties' rights and the enforcement of its remedies under this Deed and the other Transaction Documents. The obligations of confidentiality shall not apply to any information that: (a) was known to the receiving party and / or the public prior to disclosure by the Company under this Deed; (b) becomes known to the public through no fault of Secured Parties; (c) is disclosed to the Secured Parties by a third party having a legal right to make such disclosure; or (d) is independently developed by Secured Parties; or (e) forms part of periodic reports filed by the Company with Governmental Authorities. Notwithstanding the foregoing, the Secured Parties' agreement of confidentiality shall not apply if the Secured Parties have acquired indefeasible title to any Security or in connection with any enforcement or exercise of the Secured Parties' rights and remedies under this Deed following a Default, including the enforcement of Secured Parties' security interest in the Security to the extent as required for such enforcement, realization, assignment, sale, transfer or disposing of any Security created hereunder upon the occurrence of a Default. Provided further, upon the enforcement of any Security by the Secured Parties, the Company shall be bound by similar confidentiality obligations in relation to such Security, and the exception provided in (a) above shall not apply to the Company.

It is however clarified that nothing contained in this Clause 17.8 (*Confidentiality*) shall affect the right of the Debenture Holders and the Debenture Trustee to disclose their association/ involvement with the Company to any third party, including but not limited to the media, pursuant to the execution of the Transaction Documents.

Vistra ITCL (India) Limited

Yatra Online Limited, Udyog Vihar, Gurugram

17.9 Counterparts: This Deed may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Delivery of executed signature pages by facsimile or electronic transmission (via scanned PDF) shall constitute effective and binding execution and delivery of this Deed.

17.10 Governing Law and Jurisdiction: The Parties agree that this Deed shall be subject to, governed by and construed in accordance with the Applicable Law of India and the courts as set out in **Schedule II** (*Transaction Details*) shall have exclusive jurisdiction with regards to any disputes arising out of this Deed.

17.11 Specific Performance: From the Allotment Date, the Parties hereby agree that the Parties shall be entitled to an injunction, restraining order, right for recovery, suit for specific performance or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain the other Party from committing any violation or enforce the performance of the covenants, representations, warranties and obligations contained in this Deed. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Debenture Trustee may have at law or in equity, including without limitation a right for damages.

17.12 Performance by the Debenture Holders: Any duty or obligation of the Debenture Trustee hereunder or under any Transaction Document or other agreement, document or instrument contemplated herein or therein may be performed by the Debenture Holders and any such performance shall not be construed as a revocation of the trusts or agency created herein.

17.13 Benefit of this Deed: This Deed is solely for the benefit of the Debenture Trustee and the Debenture Holders to the extent expressly set out herein, in the Transaction Documents and Applicable Law.

17.14 Publicity: The Company shall not make or permit any person connected with it to make any public announcement relating to or concerning this Deed or any ancillary matter or the Debenture Holders before, on or after the date of this Deed (including as may be required under Applicable Laws) without the prior written consent of the Debenture Trustee or 75% of the Debenture Holders. Notwithstanding anything contained herein, the Company hereby agrees that the Debenture Holders may use the logo and brand name of the Company for marketing purposes after the Allotment Date, provided however that, no other confidential information about the Company shall be used.

17.15 Entire Agreement: This Deed along with the other Transaction Documents constitutes and represents the entire agreement between the Parties with regard to the rights and obligations of the Parties and cancels and supersedes all prior arrangements, agreements or understandings, if any, whether oral or in writing, between the Parties on the subject matter hereof or in respect of matters dealt with herein provided.

17.16 Independent parties: Each Debenture Holder and Debenture Trustee is and shall always be considered as being independent of the Company, save and except as specifically recorded under this Deed or the other Transaction Documents. None of the Debenture Holders or any of their respective Affiliates shall be considered an agent of the other, nor shall it have authority to enter into any contract or any obligation for, or make any warranty or representation on behalf of the other, or the Company, except as specifically permitted or required under the terms

Vistra ITCL (India) Limited

Yatra Online Limited • Udyog Vihar, Gurugram

of this Deed.

PART B: OTHER TERMS AND CONDITIONS

The Debentures shall have the terms as provided in Clause 3 (*Terms of issuance and other understandings*), Clause 4 (*Issuance of Debentures and Coupon*) and Clause 5 (*Redemption of Debentures*), read with **Schedule II** (*Terms of Debentures*). The Company shall abide by the Covenants provided in Clause 10 hereof (*Covenants*).

[Schedules and Signature Pages follow]

SCHEDULE I | DETAILS OF PARTIES

PART A | DETAILS OF THE COMPANY

YATRA ONLINE LIMITED a public limited company incorporated under the Companies Act 1956, bearing CIN U63040MH2005PLC158404 having its registered office at B2/101,1st Flr Marathon Innova, Marathon Nextgen Complex, B Wing, G. Kadam Marg, Opp. Peninsula Corp Park, Lower Parel (W) Mumbai 400013.

Details for the notices:

Name: Mr. Rohan Mittal/ Mr. Darpan Batra
Address: Plot No. 272, 4th Floor, Gulf Adiba Phase II, Udyog Vihar, Gurgugram – 122008, Haryana Email: Rohan.mittal@ Yatra.com/Darpan. Batra@Yatra.com

PART B | DETAILS OF THE DEBENTURE TRUSTEE

VISTRA ITCL (INDIA) LIMITED, a company incorporated under the Companies Act, 1956, having its registered office at IL & FS Financial Centre, Plot No C-22, G Block, Bandra Kurla Complex, Bandra East, Mumbai – 400051 and having its office at 805, Kailash Building, 26, Kasturba Gandhi Marg, Connaught Place, New Delhi 110001

Details for the notices:

Attention: ITCL Compliance Officer
Address: IL & FS Financial Centre, Plot No -22, G Block, Bandra Kurla Complex, Bandra East, Mumbai – 400051
Email: itclcomplianceofficer@vistra.com

Yatra Online Limited * Udyog Vihar, Gurugram

Vistra ITCL (India) Limited *

SCHEDULE II | TRANSACTION DETAILS

A. Basic Details:

Company	As per Schedule I (*Details of Parties*)
Debenture Trustee	As per Schedule I (*Details of Parties*)
Promoter(s)	THCL Travel Holding Cyprus Limited; Asia Consolidated DMC Pte. Ltd.
Holding Company	Yatra Online, Inc.
Business	Tours and Travel
Effective Date	Date of execution of this Deed, i.e. December 19, 2022
Purpose	Working capital
Governing law	Laws of India
Jurisdiction	Courts/ Tribunals at New Delhi, India

B. Allotment and redemption related terms

Debentures	Upto 600 (Six Hundred) unlisted, secured, redeemable, and non-convertible debentures of a nominal value of INR 5,00,000/- (Indian Rupees Five Lakhs only) each, issued and allotted by the Company in dematerialized form on a private placement basis to the Debenture Holders aggregating to Debenture Subscription Amount ("**Debentures**").
Debenture Subscription Amount	"**Debenture Subscription Amount**" means up to INR 30,00,00,000 (Indian Rupees Thirty Crores only).
Availability Period	The Debenture Subscription Amount shall be availed within 7 (seven) days from the Effective Date.
Allotment	Issuance and allotment of the Debentures on the Allotment Date.
Allotment Date	The date on which the Debentures are allotted to the Debenture Holders in accordance with the Offer Letter, which shall be on the same date that the Debenture Subscription Amount is received by the Company.
Offer Letter	The offer letter issued by the Company for private placement of the Debentures, in the form of PAS – 4 in pursuance of Rule 14(4) of the Companies (Prospectus and Allotment of Securities) Rules, 2014.
Investment Period	A period of 30 (Thirty) months from the Allotment Date but being no later than June 30, 2025.
Principal Moratorium	270 (Two Hundred and Seventy) days from the Allotment Date, subject to first principal payment to be made on or prior to September 30, 2023 as stated in **Schedule VII** *(Redemption Schedule)*.
Redemption of the Debentures	Debentures shall be redeemed in equal principal instalments by face value reduction as per the Redemption Schedule.
Term Sheet	The term sheet executed between the Company and the Debenture Holders on or after the Term Sheet Date and shall include any addendum issued thereto.
Term Sheet Date	The term sheet dated November 28, 2022 executed on December 6, 2022.

C. Terms of Debentures

Vistra ITCL (India) Limited ★

Yatra Online Limited ★ Udyog Vihar, Gurugram

Coupon Rate	The Coupon Rate with respect to the Debentures shall be 14.25% (fourteen point two five percent) per annum of the outstanding Debenture Subscription Amount payable monthly.
Default Coupon	The Default Coupon shall be as follows: (a) For Financial Default, 4% p.m. (four percent per month) on the Outstanding Due Amounts, applicable from the date of Default. (b) For Material Default, 3% p.a. (three percent per annum) on the Outstanding Amounts, applicable from the date of expiry of the relevant Cure Period. It is clarified that the payment of Default Coupon shall be over and above the Coupon Rate. In case of multiple Defaults, the higher of the above shall apply. It is further clarified that the payment of Default Coupon shall be applicable from the date of Default where the Default has not been cured within prescribed Cure Period.
Call Option	Post 12 (twelve) months from the Allotment Date, the Company shall have the right (but not the obligation) to redeem any or all of the Debentures by paying all Outstanding Amounts in relation to the Debentures being redeemed, along with the Call Option Coupon (in relation to such Debentures being redeemed). The period post the aforemention 12 (Twelve) months period till the Final Redemption Date referred to as the "**Call Option Period**".
Call Option Coupon	2% (two percent) of the amount being redeemed/prepaid.
Upfront Coupon	The upfront coupon with respect to the Debentures will be 1% (one percent) of the Debenture Subscription Amount payable one time.
Delayed Coupon Rate	0.5% (zero point five percent) p.m. of the Debenture Subscription Amount, if the Effective Date does not occur within 45 (forty-five) days of the execution of the Term Sheet. If applicable, the Delayed Coupon will be charged for the number of days which may be determined by the Debenture Holder in its sole discretion.
Security Deposit	INR 10,00,000/- (Indian Rupees Ten Lakhs), paid to Investment Manager on or around the date of execution of the Term Sheet.
DRR Amount	• From the Allotment Date till March 31, 2023: An amount equal to the coupon amount for a period of 3 (Three) months. • From April 1, 2023: An amount equal to the higher of (i) the amounts required to be maintained under the Act; and (ii) 15% (Fifteen percent) of the Debenture Subscription Amount due in a particular Financial Year. This amount shall be deposited at least 5 (five) Business Days prior to its due date each Financial Year.
Account Bank	Such bank with which the DRR Account is opened in accordance with this Deed, as mutually agreed with the Debenture Trustee.
NACH Instructions	The Company shall provide instructions in relation to the account of the Company into which collections are received from customers, which is detailed below ("**Collections Account**") such that an amount equivalent to

Vistra ITCL (India) Limited

Yatra Online Limited Udyog Vihar, Gurugram

	the Outstanding Due Amounts payable at the end of such month shall be transferred to the Designated Account on the relevant Redemption Date. Collection Account details – A/c holder name:Yatra Online Limited A/C Number: 922020034140568 IFSC Code: UTIB0000846 Bank Name: Axis Bank Limited Branch:Sector 54, Gurgaon (HR), Gurgaon-122002

D. Other Terms

Security Documents	Shall mean and include the following documents in a form and manner acceptable to the Debenture Holders: (a) this Deed and the Hypothecation Power of Attorney; (b) non-disposal undertaking from the Company with respect to the Equity Securities held by the Company in its Subsidiaries, directly or indirectly ("**NDU**"); (c) any other documents entered into by the Company for the creation of Security.
Other Documents	(a) The Demand Promissory Note; (b) The Post-dated Cheques; and (c) The Undated Cheque.
Security Cover	The Company shall maintain a minimum Security Cover of 1.3x of the Outstanding Amounts. "**Security Cover**" shall be calculated on a consolidated basis as the sum of (all tangible fixed assets and intangible assets and current and non-current assets and receivables (not greater than 180 days)) divided by the Outstanding Amounts.
Transaction Documents	Shall mean and include: (a) the Security Documents; (b) the Offer Letter(s); (c) the debenture trustee agreement to be entered into *inter alia* between the Company and the Debenture Trustee; (d) the Other Documents; (e) any other agreements, documents, deeds, power(s) of attorney, undertakings, notes, letters, writing, etc., executed/to be executed pursuant to or in connection with the Transaction Documents and designated/conferred as such by any Secured Party along with all applicable and relevant amendments, addendums and supplemental agreements to such Transaction Documents.
Cure Period	(a) For Financial Defaults – No cure period; (b) For Material Defaults – 30 days; and (c) For Other Defaults – 30 days, as stated in detail in **Part A, B and C** of **Schedule XVI** (*Defaults*).

Vistra ITCL (India) Limited

Yatra Online Limited Udyog Vihar, Gurugram

SCHEDULE III | SECURITY

The Outstanding Amounts shall be secured by creation and perfection of the Security as set out below in favour of the Debenture Trustee for the benefit of all the Debenture Holders:

(a) a first ranking *pari passu* charge on all rights, title, interest, benefits, claims, demands arising out of or in relation to the existing and future current assets, non-current assets, fixed assets, Intellectual Property, Intellectual Property Rights, inventory, receivables, uncalled share capital, rental deposits, investments and current and future cash flow of the Company;

(b) a first ranking exclusive charge on the DRR Account;

Wherein the security stipulated at sub-clause (a) and (b) shall be referred to as the **"Hypothecated Property"**.

(c) non-disposal undertaking from the Company for the non-disposal of the Equity Securities held by the Company in the Subsidiaries, directly or indirectly, pursuant to the NDU;

(d) such other security as mutually agreed between the Company, the Debenture Holders and the Debenture Trustee for further securing the Debenture Subscription Amount.

The security stipulated in paragraphs (a) to (d) shall collectively be referred to as the "**Security**".

Provided that, the fixed assets charged/to be charged by the Company in favour of ICICI Bank or any other bank/ non banking financial institutions against the vehicle loans availed/to be availed by the Company and the receivables exclusively charged in favour of Axis Bank Limited and ICICI Bank shall not form part of the Hypothecated Property and Security under this Deed.

Yatra Online Limited * Udyog Vihar, Gurugram

Vistra ITCL (India) Limited

SCHEDULE IV | CONDITIONS PRECEDENT

(a) Corporate authorisations

(i) A copy of a necessary resolution(s) of the Board and/or the Shareholders (as applicable) of the Company in relation to the Debentures, the Security and the Transaction Documents and approving the changes to the Constitution Documents.

(ii) A copy of a necessary resolution(s) of the Board and/or the Shareholders (as applicable)/ consents of the investors (as applicable) of the Subsidiaries in relation to the Security and the Transaction Documents.

(iii) An in-principle confirmation from the Existing Lenders of the Company with respect to the issuance of the Debentures and the ceding of the pari passu charge and creation of Security.

(iv) The Company shall have completed the filing of Form MGT 14 with the relevant ROC as required under the Act in relation to issuance of Debentures on private placement basis.

(b) Certificates: The Management Certificate and the CA Certificate in the agreed form shall have been delivered to the Debenture Trustee.

(c) Satisfactory Due Diligence: The Debenture Holders and / or the Debenture Trustee shall have completed its legal, financial, ESG and commercial due diligence to its satisfaction.

(d) Creation of Security: The Company shall have created the Security, in a form and manner satisfactory to the Debenture Trustee for securing the Debentures, as set out in **Schedule III** (*Security*).

(e) NACH Instructions: The Company shall provide the relevant NACH Instructions in relation to the Collections Account.

(f) Compliance in Relation to 'Know Your Customer Policy': The Company shall have provided satisfactory documentary evidence to the Debenture Trustee of having complied with 'Know Your Customer Policy', including Income Tax return filings of preceding 3 (three) years, details of all existing debt obligations (secured as well as unsecured), audited financials of preceding 3 (three) years (Financial Years 2020, 2021 and 2022), and provisional balance sheet for the current Financial Year (Financial Year 2023) of the Company, MSME registration certificate (if applicable), the LEI number of the Company (if applicable) and details of existing litigation by and against the Company and any other such document as may have been sought by the Debenture Trustee. Further, the Company shall also have provided satisfactory documentary evidence to complete the KYC of the Debenture Trustee as per the 'Know Your Customer Policy'. The Subsidiary shall have provided its Income Tax return filings of the preceding 1 (one) year and details of all existing debt obligations (secured as well as unsecured).

(g) Credit information: The Company shall have provided their consent (in writing, if required) for accessing credit information from CIBIL or any other credit information companies as mandated by the RBI, NHB or the MCA, to the sole satisfaction of the Debenture Trustee.

(h) Financial Budget: The Company shall have achieved at least 90% (ninety per cent) of its budget for the 3 (three) preceding months and provide the Debenture Trustee with evidence of the same.

Vistra ITCL (India) Limited

Yatra Online Limited, Udyog Vihar, Gurugram

(i) Business Plan: The Company shall have submitted a signed monthly 'business plan' of the Company for the next 12 (twelve) months, on the letter head of the Company, including the detailed Business specifications, capital structure, investor and investment details, financial projections, contingencies and the provisions for the same, highlighting all necessary approvals and sanctions, risks and mitigants in relation to its Business.

(j) Bank accounts: The Debenture Trustee and the Debenture Holder shall have been provided consolidated cash balance of the Company for the period ending on November 30, 2022.

(k) Transaction Documents: The Parties shall have executed each of the Transaction Documents (including the Hypothecation Power of Attorney) and certified copies thereof shall have been delivered to the Debenture Trustee.

(l) Offer Letter: The Company shall have issued the Offer Letter for the Debentures.

(m) Payment of Fees: The Company shall have paid or arranged for payment of all fees and stamp duty and registration expenses, including the legal fees of the Debenture Holder's Counsel(s) and the fees of the Debenture Trustee and any other ancillary out of pocket expenses incurred by the Debenture Holder's Counsel(s) and the Debenture Trustee in relation to the transactions contemplated under the Transaction Documents *plus* applicable Taxes thereon, if any.

(n) Appointment of the Debenture Trustee: The Debenture Trustee shall have been duly appointed as per the terms of this Deed.

(o) Appointment of registrar and transfer agent: The registrar and transfer agent shall have been duly appointed as per the terms of this Deed.

(p) Demand Promissory Notes, Undated Cheques and Post-dated Cheques: The Company shall issue the Demand Promissory Note(s) and the Post-dated Cheques and 1 (one) Undated Cheque and the Company shall have provided the Positive Pay Instructions.

(q) Conditions under other Transaction Documents: All conditions precedent under the other Transaction Documents in relation to Debentures, as applicable, have been completed to the satisfaction of the Secured Parties.

(r) Litigation: The Company shall have provided to the Debenture Trustee, a list of all existing litigations filed by and against the Company/ its Subsidiaries, on the Company's letterhead.

(s) Non Disposal Undertaking: The Company shall ensure that the Subsidiaries shall have executed, in form and manner acceptable to the Debenture Trustee the Non – Disposal Undertaking.

Yatra Online Limited * Udyog Vihar, Gurugram

Vistra ITCL (India) Limited

SCHEDULE V | CONDITIONS SUBSEQUENT AND ALLOTMENT DATE ACTIONS

PART A: ALLOTMENT DATE ACTIONS

(a) The Debenture Holders shall deposit/ transfer the Debenture Subscription Amount on the Allotment Date towards subscription to the Debentures, and the Debentures shall be allotted to the Debenture Holders on the date the Debenture Subscription Amount is received by the Company and Form PAS-3 shall be filed.

(b) Upfront Coupon: The Company shall, on the Allotment Date, pay the Upfront Coupon in the form and manner as stipulated under **Schedule II** (*Transaction Details*).

(c) DRR Amount: The Company shall on the Allotment Date deposit the DRR Amount with the Debenture Holder in accordance with Clause 10.2 (*DRR Amount*).

(d) The Company shall, upon fulfilment or deferment or waiver of the conditions precedent set out in **Schedule IV** (*Conditions Precedent*), deliver to the Debenture Trustee a written notification in the form set out in **Schedule XII** (*Form of the CP Certificate*) confirming that the conditions precedent have been duly complied with ("**CP Certificate**"). The CP Certificate shall be accompanied with duly authenticated or certified copies of all the necessary documents evidencing fulfillment of the conditions precedent set out in **Schedule IV** (*Conditions Precedent*) and shall be in form and substance satisfactory to the Debenture Holders and the Debenture Trustee.

PART B: CONDITIONS SUBSEQUENT

(a) Evidence of allotment of Debentures: The Company shall within 2 (Two) Business Days from the Allotment Date provide to the Debenture Trustee, the copies of the PAS-3 filed with the Registrar of Companies and within 2 (two) Business Days from the date of allotment of the ISIN, the Company shall provide the Debenture Trustee evidence of the depository accounts of the Debenture Holders with the Depository being credited with the relevant Debentures.

(b) ISIN: The Company shall within (i) 1 (one) Business Day from the Allotment Date, have made an application with the relevant depository for obtaining the International Securities Identification Number (ISIN) for the Debentures; and (ii) 7 (seven) Business Days from the Allotment Date, have obtained the International Securities Identification Number (ISIN) for the Debentures.

(c) DRR Account: The Company shall, within 15 (fifteen) days from the Allotment Date, have created a new bank account with the Account Bank for the deposit of the DRR Amount ("DRR Account") which shall be exclusively charged in favour of the Debenture Trustee and shall execute all such documents as may be required to give absolute effect to such charge, in a form and manner acceptable to the Debenture Trustee. The Debenture Holders shall have been granted online access with respect to the DRR Account.

(d) Perfection of Security: The Company shall perfect the Security in all respects including filing of charge created with the relevant RoC, depository and/or any other statutory filings and registrations as may be required within 30 (Thirty) days from the Allotment Date for the Debenture Subscription Amount along with the certificate of registration issued by the relevant RoC and submit necessary documents evidencing the same.

Vistra ITCL (India) Limited

Yatra Online Limited, Udyog Vihar, Gurugram

(e) <u>No Objection Certificate:</u> The Company shall within 45 (forty five) days from the Allotment Date obtain from the Existing Lenders of the Company a no objection certificate ceding *pari-pasu* charge on the Hypothecated Property in favour of the Debenture Trustee.

(f) <u>Positive Pay Instructions:</u> The Company shall within 5 (five) Business Days from the Allotment Date deliver to the Debenture Trustee an acknowledgement from the bank confirming that the Positive Pay Instructions for the Post-dated Cheques/ Undated Cheques have been registered.

(g) <u>End Use Certificate</u>: The Company shall provide to the Debenture Trustee a certificate from a chartered accountant within 30 (Thirty) days from Allotment Date, certifying that, to the extent utilized, the Debenture Subscription Amount has been utilised only for the Purpose.

(h) <u>Quarterly Chartered Accountant Certificate:</u> The Company shall provide to the Debenture Trustee certificates on a quarterly basis from a chartered accountant certifying that the Debenture Subscription Amount has been utilised for the Purpose till the time Debenture Subscription Amount remain unutilised, if any.

(i) <u>Delivery of Certificates</u>: All the certificates, communications, notices and other documents and papers referred to in this **Part B** of **Schedule V** (*Conditions Subsequent*) to be delivered thereunder, shall be delivered to Debenture Trustee and shall be in form and substance satisfactory to the the Debenture Trustee. Notwithstanding the foregoing, all of the certificates, communications, notices and other documents and papers referred to in this **Part B** of **Schedule V** (*Conditions Subsequent*) shall be addressed the Debenture Trustee.

Yatra Online Limited • Udyog Vihar, Gurugram

Vistra ITCL (India) Limited

SCHEDULE VI | PROVISIONS FOR THE MEETINGS OF THE DEBENTURE HOLDERS

The following provisions shall apply to the Meeting of the Debenture Holders:

1. The Debenture Trustee shall at the request of the Company or at the request of the Debenture Holders representing not less than one-tenth in value of the nominal amount of the Debentures for the time being outstanding, in writing, convene a Meeting of the Debenture Holders. Any such meeting shall be held at such place in the city where the registered office of the Company is situated or at such other place as the Debenture Trustee shall determine.

2. Notwithstanding anything to the contrary set out in this Deed or any other Transaction Document, the Debenture Holders hereby agree that they appoint the Anchor Investors as their proxy, without the requirement of any other document to be executed, and the Anchor Investors shall take all decisions on behalf of all Debenture Holders (whether as proxy as otherwise) and such decisions shall be binding on all the Debenture Holders.

3. A Meeting of the Debenture Holders may be called by giving not less than 21 (twenty-one) days' notice in writing. A Meeting of the Debenture Holders may be called after giving shorter notice than that specified in paragraph 2 above, if consent is accorded thereto by Debenture Holders representing not less than 75% (seventy-five percent) of the nominal value of the Debentures for the time being outstanding.

4. Every notice of a Meeting of the Debenture Holders shall specify the place, day and hour of the meeting and shall contain a statement of the business to be transacted there at. An explanatory statement shall be annexed to the notice of the meeting setting out all material facts concerning each such item of business to be discussed at the meeting. Where any item of business consists of according of approval to any document by the meeting, the time and place where the document can be inspected shall be specified in the statement aforesaid.

5. Notice of every Meeting of the Debenture Holders shall be given to every Debenture Holder in the manner provided in this Deed, or their legal heirs and successors; the Auditor or Auditors for the time being of the Company; and the Debenture Trustee when the meeting is convened by the Company and to the Company when the meeting is convened by the Debenture Trustee. The accidental omission to give notice or the non-receipt of notice by any Debenture Holder or other Person to whom it should be given, shall not invalidate the proceedings at the meeting.

6. Not less than 51% (fifty one percent) of the Debenture Holders in value present and voting in the meeting, shall be the quorum for the Meeting of the Debenture Holders. If, within half an hour from the time appointed for holding a Meeting of the Debenture Holders, a quorum is not present, the meeting, if called upon the requisition of the Debenture Holders shall stand dissolved but in any other case the meeting shall stand adjourned to the same day in the next week, at the same time and place, or to such other day and at such other time and place as the Debenture Trustee may determine and if at the adjourned meeting also a quorum is not present within half an hour from the time appointed for the holding of the meeting, the Debenture Holders present shall be a quorum.

7. The Debenture Holders personally present at the meeting shall elect 1 (one) amongst themselves to be the Chairman thereof by a show of hands.

Vistra ITCL (India) Limited

Yatra Online Limited * Udyog Vihar, Gurugram

8. The Debenture Trustee and the Directors of the Company and their respective attorneys may attend any meeting but shall not be entitled as such to vote there.

9. At any meeting, all decisions shall be taken by way of poll.

10. Any Debenture Holder entitled to attend and vote at the meeting shall be entitled to appoint another Person (whether a Debenture Holder or not) as his proxy to attend and vote instead of himself.

11. In every notice calling the meeting there shall appear with reasonable prominence a statement that a Debenture Holder entitled to attend and vote is entitled to appoint one or more proxies, to attend and vote instead of himself, and that a proxy need not be a Debenture Holder.

12. The instrument appointing a proxy and the power of attorney (if any) under which it is signed or a notary certified copy of the power of attorney shall be deposited at the registered office of the Company not less than 48 (forty-eight) hours before the time for holding the meeting or adjourned meeting at which the Person named in the instrument proposes to vote or in case of a poll, not less than 24 (twenty-four) hours before the time appointed for the taking of the poll and in default, the instrument of proxy shall not be treated as valid. The instrument appointing a proxy shall be in writing; and be signed by the Person appointing or his attorney duly authorised in writing, or if the appointer is a body corporate, be under its seal or be signed by an officer or an attorney duly authorised by it.

13. A vote given in accordance with the terms of an instrument of proxy shall be valid.

14. In the case of joint Debenture Holders, the vote of the senior who tenders a vote whether in Person or by proxy shall be accepted to the exclusion of the other joint holder or holders.

15. The powers of the Debenture Holders shall be exercised by majority consisting of such number of Debenture Holders which shall represent not less than 50% (Fifty percent) of the nominal value of Debentures then outstanding on such poll ("**Majority Resolution**"). Notwithstanding anything herein contained, it shall be competent for all the Debenture Holders to exercise the rights, powers and authorities of the Debenture Holders under the said Deed by a letter or letters signed by or on behalf of the holder or holders of the Debenture Holders present and voting in the meeting without convening a Meeting of the Debenture Holders, as if such letter or letters constituted a resolution or a Majority Resolution, as the case may be passed at a meeting duly convened and held as aforesaid and shall have effect accordingly.

16. A decision approved by a Majority Resolution shall be binding on all Debenture Holders.

Yatra Online Limited * Udyog Vihar, Gurugram

Vistra ITCL (India) Limited *

SCHEDULE VII | REDEMPTION SCHEDULE

Date	Opening Principal	Principal Receipt / Payment	Gross Interest (Incl. of TDS)	Facility Repayment	Closing Principal	Upfront/ Monitoring Fee	Gross Receipts / Payments	Net Cash Outflow / (Inflow)
20-Dec-22						30,00,000		(29,71,50,000)
31-Dec-22	30,00,00,000	-	14,05,479	14,05,479	30,00,00,000	-	14,05,479	13,35,205
31-Jan-23	30,00,00,000	-	36,30,822	36,30,822	30,00,00,000	-	36,30,822	34,49,281
28-Feb-23	30,00,00,000	-	32,79,452	32,79,452	30,00,00,000	-	32,79,452	31,15,479
31-Mar-23	30,00,00,000	-	36,30,822	36,30,822	30,00,00,000	-	36,30,822	34,49,281
30-Apr-23	30,00,00,000	-	35,13,699	35,13,699	30,00,00,000	-	35,13,699	33,38,014
31-May-23	30,00,00,000	-	36,30,822	36,30,822	30,00,00,000	-	36,30,822	34,49,281
30-Jun-23	30,00,00,000	-	35,13,699	35,13,699	30,00,00,000	-	35,13,699	33,38,014
31-Jul-23	30,00,00,000	-	36,30,822	36,30,822	30,00,00,000	-	36,30,822	34,49,281
31-Aug-23	30,00,00,000	1,36,36,364	36,30,822	1,72,67,186	28,63,63,636	-	1,72,67,186	1,70,85,644
30-Sep-23	28,63,63,636	1,36,36,364	33,53,985	1,69,90,349	27,27,27,273	-	1,69,90,349	1,68,22,649
31-Oct-23	27,27,27,273	1,36,36,364	33,00,747	1,69,37,111	25,90,90,909	-	1,69,37,111	1,67,72,073
30-Nov-23	25,90,90,909	1,36,36,364	30,34,558	1,66,70,922	24,54,54,545	-	1,66,70,922	1,65,19,194
31-Dec-23	24,54,54,545	1,36,36,364	29,70,672	1,66,07,036	23,18,18,182	-	1,66,07,036	1,64,58,502
31-Jan-24	23,18,18,182	1,36,36,364	28,05,635	1,64,41,999	21,81,81,818	-	1,64,41,999	1,63,01,717

Vistra ITCL (India) Limited

Yatra Online Limited * Udyog Vihar, Gurugram

29-Feb-24	21,81,81,818	1,36,36,364	24,70,237	1,61,06,600	20,45,45,455	-	1,61,06,600	1,59,83,088
31-Mar-24	20,45,45,455	1,36,36,364	24,75,560	1,61,11,924	19,09,09,091	-	1,61,11,924	1,59,88,146
30-Apr-24	19,09,09,091	1,36,36,364	22,35,990	1,58,72,354	17,72,72,727	-	1,58,72,354	1,57,60,554
31-May-24	17,72,72,727	1,36,36,364	21,45,486	1,57,81,849	16,36,36,364	-	1,57,81,849	1,56,74,575
30-Jun-24	16,36,36,364	1,36,36,364	19,16,563	1,55,52,927	15,00,00,000	-	1,55,52,927	1,54,57,098
31-Jul-24	15,00,00,000	1,36,36,364	18,15,411	1,54,51,775	13,63,63,636	-	1,54,51,775	1,53,61,004
31-Aug-24	13,63,63,636	1,36,36,364	16,50,374	1,52,86,737	12,27,27,273	-	1,52,86,737	1,52,04,219
30-Sep-24	12,27,27,273	1,36,36,364	14,37,422	1,50,73,786	10,90,90,909	-	1,50,73,786	1,50,01,915
31-Oct-24	10,90,90,909	1,36,36,364	13,20,299	1,49,56,663	9,54,54,545	-	1,49,56,663	1,48,90,648
30-Nov-24	9,54,54,545	1,36,36,364	11,17,995	1,47,54,359	8,18,18,182	-	1,47,54,359	1,46,98,459
31-Dec-24	8,18,18,182	1,36,36,364	9,90,224	1,46,26,588	6,81,81,818	-	1,46,26,588	1,45,77,077
31-Jan-25	6,81,81,818	1,36,36,364	8,25,187	1,44,61,550	5,45,45,455	-	1,44,61,550	1,44,20,291
28-Feb-25	5,45,45,455	1,36,36,364	5,96,264	1,42,32,628	4,09,09,091	-	1,42,32,628	1,42,02,814
31-Mar-25	4,09,09,091	1,36,36,364	4,95,112	1,41,31,476	2,72,72,727	-	1,41,31,476	1,41,06,720
30-Apr-25	2,72,72,727	1,36,36,364	3,19,427	1,39,55,791	1,36,36,364	-	1,39,55,791	1,39,39,819
31-May-25	1,36,36,364	1,36,36,364	1,65,037	1,38,01,401	0	-	1,38,01,401	1,37,93,149

SCHEDULE VIII | CALL OPTION NOTICE

Dated: ___________

To,
[*Insert name of debenture holders*]
[*Insert address details*]

Sub: Notice of call option of the debentures issued in terms of the debenture trust and hypothecation deed dated ________________________ ("Deed")

This notice is issued by the Company to you in exercise of its rights pursuant to Clause 5.3 of the Deed (*Call Option*).

Please note that pursuant to exercise of the Call Option in terms of Clause 5.3 of the Deed (*Call Option*), this irrevocable notice is hereby issued by the Company to you in relation to [*insert number of debentures held*] secured, unlisted, non-convertible, redeemable debentures issued to you on [*insert date of issuance*] ("**Debentures**").

Accordingly, the Company has decided to exercise the Call Option as set out in Clause 5.3 of the Deed and redeem all the Debentures held by you upon payment of all the Outstanding Amounts in relation to the Debentures.

In terms of the provisions of the Deed, the Debentures shall be redeemed on [*insert date*], upon Transfer of all redemption amount of Rs. ____________________ (Rupees ____ only), into your Designated Accounts, the details of which are provided herein below:

Account Name:
Bank Name:
Branch Name:
Account No.:
IFSC Code:

In the event the account details as provided above is incorrect, kindly email us the correct account details at: ________________________________ within 1 (one) day of receipt of this notice.

Capitalised terms used herein but not defined shall have the meaning provided in the Deed.
Yours truly,

[Authorised signatory]
Company
Cc: Debenture Trustee

Yatra Online Limited * Udyog Vihar, Gurugram

Vistra ITCL (India) Limited

SCHEDULE IX | CA CERTIFICATE

Date: [•]

[The Debenture Trustee]

Attn: [•]

Dear Sir,

Re: CA Certificate

We refer to the Debenture Trust and Hypothecation Deed dated ______________________, 2022 executed among Yatra Online Limited and Vistra ITCL (India) Limited (the "**Deed**").

We hereby confirm, declare and certify:

(i) The net-worth of the Company as of September 30, 2022 is [•];

(ii) there are no proceedings pending before or claims due to (including any statutory liabilities), any Tax authority in respect of the Company which could result in any Security Interests being or becoming subject to any Tax claims pursuant to section 281 of the Tax Act;

(iii) The Company has paid all the statutory dues under Applicable Laws;

(iv) The Company is able to comply with the Security Cover and Aggregate Security Cover. The computation is provided in Annexure hereto.

Capitalised words and expressions used in this letter but not defined herein shall have the same meaning as assigned to them in the Deed.

Yours faithfully,

Yatra Online Limited • Udyog Vihar, Gurugram

____

[•]

Vistra ITCL (India) Limited

SCHEDULE X | SHAREHOLDING PATTERN

SHAREHOLDING PATTERN AS ON EFFECTIVE DATE

S.No.	Name of Shareholder	No. of shares	% of shareholding
1	THCL Travel Holding Cyprus Ltd.	101,816,126	88.91%
2	Dhruv Shringi (Nominee of THCL Travel Holding Cyprus Limited)	10	0.00%
3	Manish Amin (Nominee of THCL Travel Holding Cyprus Limited.)	1	0.00%
4	Asia Consolidated DMC Pte. Ltd.	11,085,460	9.68%
5	Vistra ITCL (India) Limited acting as the trustee for Pandara Trust Scheme I	431,360	0.38%
6	Network18 Media & Investments Limited	1,093,480	0.95%
7	Reliance Retail Limited	95,390	0.08%
	Total	**114,521,827**	**100.00%**

SHAREHOLDING PATTERN AS ON EFFECTIVE DATE (ON A FULLY DILUTED BASIS)

S.No.	Name of Shareholder	No. of shares	% of shareholding
1	THCL Travel Holding Cyprus Ltd.	101,816,126	88.91%
2	Dhruv Shringi (Nominee of THCL Travel Holding Cyprus Limited)	10	0.00%
3	Manish Amin (Nominee of THCL Travel Holding Cyprus Limited.)	1	0.00%
4	Asia Consolidated DMC Pte. Ltd.	11,085,460	9.68%
5	Vistra ITCL (India) Limited acting as the trustee for Pandara Trust Scheme I	431,360	0.38%
6	Network18 Media & Investments Limited	1,093,480	0.95%
7	Reliance Retail Limited	95,390	0.08%
	Total	**114,521,827**	**100.00%**

Vistra ITCL (India) Limited

Yatra Online Limited * Udyog Vihar, Gurugram

SCHEDULE XI | HYPOTHECATION POWER OF ATTORNEY

To all to whom these presents shall come, Yatra Online Limited, a public limited company under the Companies Act, 1956, as amended and having its registered office at B2/101, 1st Flr Marathon Innova, Marathon Nextgen Complex, B Wing, G. Kadam Marg, Opp. Peninsula Corp Park, Lower Parel (W) Mumbai 400013 (the "**Company**").

SEND GREETINGS:

WHEREAS we have entered into a debenture trust and hypothecation deed on or about the date of this power of attorney (the "**Deed**") to create, *inter alia,* (i) a first ranking *pari passu* charge on all rights, title, interest, benefits, claims, demands arising out of or in relation to the existing and future current assets, non-current assets, fixed assets, Intellectual Property, Intellectual Property Rights, inventory, receivables, rental deposits, investments, uncalled share capital and current and future cash flow of the Company; and (ii) a first ranking exclusive charge on the DRR Account; (the "**Hypothecated Property**") in favour of Vistra ITCL (India) Limited (the "**Debenture Trustee**"). Provided that, the fixed assets charged/to be charged by the Company in favour of ICICI Bank or any other bank / non banking financial institutions against the vehicle loans availed/to be availed by the Company and the receivables exclusively charged in favour of Axis Bank Limited and ICICI Bank shall not form part of the Hypothecated Property and Security under this Deed.

AND WHEREAS, under the terms of the Deed, on the occurrence of a Default and post the expiry of the applicable Cure Period, we hereby irrevocably appoint the Debenture Trustee as our attorney-in-fact (the "**Attorney**") to deal with the Hypothecated Property and to exercise all rights in respect thereof, which we hereby do in the manner hereinafter appearing.

AND WHEREAS, unless otherwise defined herein, all capitalised terms shall have the meanings given to them in the Deed.

NOW KNOW YE ALL AND THESE PRESENTS WITNESS THAT:

We for ourselves, and our successor(s) do hereby exclusively, unconditionally and irrevocably nominate, constitute and appoint the Debenture Trustee (for the benefit of the Debenture Holders) as our true and lawful attorney for us in our name and on our behalf and at our costs and risk to do, execute, and perform (without being under any obligation to do so) all or any of the following acts, deeds, matters, and things, that is to say, at any time upon occurrence of a Default::

1. to take any action and execute any instrument that the Debenture Trustee may deem necessary or advisable to perfect and maintain the rights of the Debenture Trustee under the Deed and to keep the charge expressed to be created by the Deed in full force and effect;

2. to exercise all rights and privileges and perform all duties and obligations which now or hereafter may appertain to the Company under the Deed;

3. to otherwise act in pursuance of and in accordance with the Deed;

4. to Transfer, liquidate, redeem or encash the Hypothecated Property (including any investments made pursuant to the Hypothecated Property); and

Vistra ITCL (India) Limited

Yatra Online Limited Udyog Vihar, Gurugram

5. to appoint and remove at the Debenture Trustee's sole and absolute discretion, any substitute for attorneys or agents in respect of all or any of the matters aforesaid.

AND GENERALLY, to do, perform and execute all acts, deeds, matters and things relating to or concerning or touching these presents as fully and effectually as if we personally present and had done, performed or executed the same ourselves.

AND it is hereby declared that the powers and authorities vested hereunder to and/or in favour of the Debenture Trustee shall be executed by any of its authorised officers or employees and the Debenture Trustee shall be entitled to Transfer any or all of its powers and authorities to any other Persons as it may consider appropriate in its sole discretion.

AND it is hereby declared that this Power of Attorney granted by us in consideration of the Subscription Amount is irrevocable.

AND we hereby undertake that during the period when any of the obligations is outstanding, we shall not commit or omit to do any act, deed or thing which could render the authority hereby given nugatory.

AND we hereby ratify and confirm, and agree to ratify and confirm, all and whatsoever acts, deeds and things that the Debenture Trustee may lawfully do or cause to be done in the premises in pursuance of these presents.

IN WITNESS WHEREOF we have hereunto set and subscribed our hand at ________________
on this ________________ day of ________________, 2022.

The common seal of **Yatra Online Limited** was affixed in the presence of:

....

and

....

NOTARIZED

SCHEDULE XII | FORM OF THE CP CERTIFICATE

Date: [•]

[The Debenture Trustee]
[Insert address and contact details]

Attn: [•]

Dear Sir,

Re: Allotment CP Certificate

We refer to the Debenture Trust and Hypothecation Deed dated ____________________, 2022 executed among Yatra Online Limited and Vistra ITCL (India) Limited (the "**Deed**").

We hereby confirm, declare and certify pursuant to Clause 7.1 (*Condition Precedents to Allotment*) and **Schedule IV** (*Conditions Precedent*) of the Deed that as of the date hereof, the Conditions Precedents to Allotment under the Deed have been [satisfied/ waived] as mentioned in the Annexures below.

Enclosed please find documents evidencing such compliance.

Capitalised words and expressions used in this letter but not defined herein shall have the same meaning as assigned to them in the Deed.

Yours faithfully,

____
For and on behalf of **Yatra Online Limited**

SCHEDULE XIII | BANK ACCOUNTS

Entity	Bank Name	Account No.	Address
Yatra Online Limited	ICICI Bank	031405000890	005 A Unitech Trade Centre, Sector Road, Sushant Lok Phase-1, Gurgaon-122002
Yatra Online Limited	ICICI Bank	000705023846	9 A, PHELPS, CONNAUGHT CIRCUS,NEW DELHI 110001
Yatra Online Limited	ICICI Bank	000705020946	9 A, PHELPS, CONNAUGHT CIRCUS,NEW DELHI 110001
Yatra Online Limited	ICICI Bank	000706000702	005 A Unitech Trade Centre, Sector Road, Sushant Lok Phase-1, Gurgaon-122002
Yatra Online Limited	ICICI Bank	000706000696	005 A Unitech Trade Centre, Sector Road, Sushant Lok Phase-1, Gurgaon-122002
Yatra Online Limited	ICICI Bank	000706000695	005 A Unitech Trade Centre, Sector Road, Sushant Lok Phase-1, Gurgaon-122002
Yatra Online Limited	ICICI Bank	000706000704	005 A Unitech Trade Centre, Sector Road, Sushant Lok Phase-1, Gurgaon-122002
Yatra Online Limited	HDFC Bank	00030330017296	209/214, Kailash Bldg, 26, KG Marg, Connaught Place, New Delhi, Delhi 110001
Yatra Online Limited	HDFC Bank	07088300000054	Gr. Floor, Dcm Building, 16, Barakhamba Road, Connaught Place, New Delhi-110001
Yatra Online Limited	Axis Bank	207010200012245	C-3/21, Janakpuri, New Delhi- 110058
Yatra Online Limited	Yes Bank	001681300001303	D-12, South Extension Part-11, New Delhi- 110049
Yatra Online Limited	Axis Bank	922020034140568	Sector 54, Gurgaon Haryana- 122002
Yatra Online Limited	Axis Bank	922020044477106	Sector 54, Gurgaon Haryana- 122002

Yatra Online Limited * Udyog Vihar, Gurugram

Vistra ITCL (India) Limited

SCHEDULE XIV | COVENANTS

PART A | AFFIRMATIVE COVENANTS

(a) Register of Debenture Holders and Register of Beneficial Owners: The Company shall maintain the Register of Debenture Holders and/ or the Register of Beneficial Owners containing necessary particulars as per Applicable Law. The Debenture Trustee and the Debenture Holders shall be entitled to inspect the said register / record and to take copies of or extracts from the same or any part thereof during usual business hours.

(b) Diversification of Business: The Company shall inform the Debenture Trustee about any material change in nature of business as provided in its memorandum of association and conduct of Business by the Company at least 7 (seven) Business Days prior to such change. The Company shall also submit the revised business plan as a consequence to such change in the nature of Business.

(c) Compliance with Laws and Maintenance of authorisation: The Company shall comply in all respects with the Applicable Law and shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any authorisation required under such Applicable Law.

The Company shall ensure that all filings, notifications and/or the permissions as may be required by it under the Foreign Exchange Management Act, 1999, Foreign Trade Policy and the notifications, circulars, press release, office memorandum, rules or regulations made thereunder by Ministry of Finance or any other Governmental Authority in relation to investment from/to foreign jurisdictions or foreign trade, are duly made within the timelines mentioned under the Applicable Law.

(d) Compliance with Transaction Documents: The Company shall comply in all respects with the provisions of the Transaction Documents and shall ensure that each of the Transaction Documents is maintained in full force and effect.

(e) Access to Books and Records: The Company shall maintain proper books and records as required under Applicable Law. Upon the request of the Debenture Trustee by providing the Company with a 7 (seven) day's notice (till a Default has occurred, in which case, a 24 hours' notice shall be provided), the Company shall provide the Debenture Trustee or its authorized representative or an external agency engaged by the Debenture Trustee, with access to and permit inspection or audit by them of the Company's assets, premises, accounts, books, internal receivable dashboards and records at reasonable times. The books of accounts of the Company may be audited at such times as the Debenture Trustee may deem fit.

(f) Further Financial Indebtedness: The Company shall provide a prior written notice to the Anchor Investors of its intention of raising any further Financial Indebtedness and the Anchor Investors shall have the right of first refusal (to match the offer given by the proposed lender) for any further Financial Indebtedness to be availed by the Company (**"ROFR"**). The Anchor Investors shall convey its intention to exercise such ROFR within 5 (five) Business Days of receipt of notice from the Company. It is hereby further agreed that in case there has been a breach of the Financial Covenants, the time limit for exercise of ROFR by the Anchor Investors shall fall away.

Yatra Online Limited * Udyog Vihar, Gurugram

Vistra ITCL (India) Limited *

(g) Disclosures by the Debenture Trustee: The Company agrees that the Debenture Holders and the Debenture Trustee shall be entitled to provide such information on Central Repository of Information on Large Credits in compliance with RBI Circular dated March 21, 2014 (as amended from time to time) on Early Recognition of Financial Distress, Prompt Steps for Resolution and Fair Recovery for Lenders.

(h) Information Obligations: Until such time as the Anchor Investors hold any Debentures:

(i) The Company shall notify the Debenture Trustee of any significant development in Business related to any closure or addition of a division by the Company, or any material change in the scope, nature or activities of the Company, simultaneously with the notice and agenda circulated to the Board prior to the Board meeting on the letterhead of the Company.

(ii) The Company shall deliver the Debenture Trustee within 30 (thirty) days from end of every month:

1. summary of total inflow and outflow in key bank accounts of the Company, as maybe mutually identified between the Company and Anchor Investor;
2. consolidated closing cash balance of all bank accounts of the Company;
3. consolidated key balance sheet line items viz., borrowings, trade receivables, unencumbered and encumbered cash balance;
4. monthly consolidated profit and loss statement of the Companytill the Final Redemption Date.

(iii) The Company shall deliver to the Debenture Trustee within 15 (fifteen) days from end of every Fiscal Quarter:

1. summary of total inflow and outflow in key bank accounts of the Company, as maybe mutually identified between the Company and Anchor Investor;
2. consolidated trade payables;
3. list of all new Bank Accounts opened by the Company (excluding virtual accounts) during the previous Fiscal Quarter.

(iv) The Company shall provide the Debenture Trustee with a covenant satisfaction letter and Security Cover compliance letter, in each case including calculations where required, certified by the management of the Company and a consolidated balance sheet within a period of 30 (thirty) days from the end of each Fiscal Quarter.

(v) The Company shall provide the Debenture Trustee with a certificate by a chartered accountant evidencing compliance with all statutory dues and regulations by the Company and a covenant satisfaction letter and Security Cover compliance letter, in each case including calculations where required by a chartered accountant, within a period of 30 (thirty) days from the end of each half year.

(vi) The Company shall promptly deliver to the Debenture Trustee within 6 (six) months from the end of each Fiscal Year, its consolidated and standalone audited financial statements.

(vii) The Company shall promptly deliver to the Debenture Trustee within 90 (ninety) days from the end of each Fiscal Year a copy of its consolidated and standalone provisional financials.

(viii) The Company shall promptly deliver to the Debenture Trustee certified copies of resolution of all Board and Shareholders' meetings which shall impact the transactions contemplated under the Transaction Documents (including any matters related to Financial Indebtedness of the Company, the updated business plan, the key managerial personnel) within 21 (twenty one) days of such meeting being conducted till the expiry

Vistra ITCL (India) Limited

Yatra Online Limited, Udyog Vihar, Gurugram

of the Final Redemption Date.

(ix) The Company shall promptly deliver to the Debenture Trustee an intimation in relation to changes in composition of Board (and its committees) including resignation and appointments, constitution of board committees of any member of the Board within 7 (seven) days of the occurrence of such event.

(x) The Company shall submit the month-wise 'business plan' of the Company to the Debenture Trustee till the Final Redemption Date including the detailed Business specifications, capital structure, financial projections, highlighting all necessary approvals and sanctions, risks and mitigants in relation to its Business at least 15 (fifteen) days prior to start of each Financial Year or within 7 (seven) days of its revision by the Board, whichever is later. Further, the Company shall provide written intimation at least 30 (thirty) days' prior to affecting any material change in the business plan or business activity. The 'materiality' of any such change shall be decided by the Debenture Trustee at its sole discretion.

(xi) The Company shall submit to the Debenture Trustee the updated list/status change of Intellectual Property owned by it or its Subsidiaires every 6 (six) months.

(xii) The Company shall submit to the Debenture Trustee on its letterhead and signed by an authorised signatory a list of all existing litigation, arbitration, disputes, etc by or against it or its Subsidiaries and a list of guarantees issued by it or its Subsidiaries.

(xiii) The Company shall inform the Debenture Trustee regarding all orders, directions, notices of courts/tribunals, affecting or likely to affect the Security.

(xiv) The Company shall promptly intimate the Debenture Trustee of any circumstances and conditions which are likely to lead to a Material Adverse Effect, with an explanation of the reasons thereof.

(xv) The Company shall be obligated to promptly notify the Debenture Trustee of any: (a) change in the capital structure of the Company; (b) change in valuation of the Company; (c) any new fundraising undertaken by the Company; or (d) significant development in Business.

(xvi) The Company shall promptly notify the Debenture Trustee of any Default (and the steps, if any, being taken to remedy it) upon its occurrence.

(xvii) The Company shall promptly provide the Anchor Investor on demand, consolidated closing cash balance of all accounts maintained by the Company with any Financial Institution, in the format as shared by the Anchor Investor.

(xviii) The Company shall deposit TDS on interest paid on Debentures with the relevant Tax authority and submit confirmation of the same with a copy of the challan, by the 10th (tenth) of every month, to the Debenture Trustee. The Company shall also provide the Debenture Trustee with TDS certificates for all Debenture Holders within 45 (forty five) days from the end of each Fiscal Quarter;

(xix) The Debenture Holders shall be entitled to stipulate such other information obligations as it deems fit from time to time and as mutually agreed amongst the Parties hereto.

It is hereby clarified that the information obligations under this paragraph (h) shall apply on a consolidated basis to the Company and its group entities.

(i) <u>Hypothecated Property</u>: Upon completion of filing the relevant forms with Registrar of Companies, within the next 15 (fifteen) days: (a) deliver a copy thereof to the Debenture Trustee; and (b) provide the Debenture Trustee with a certified true copy of an updated Register of Charges of the Company incorporating the creation of the Security in favour of the Debenture Trustee.

Vistra ITCL (India) Limited

Yatra Online Limited * Udyog Vihar, Gurugram

(j) TDS: Any Coupon and Default Coupon (*if applicable*) paid by the Company to the Debenture Holders, shall be inclusive of the TDS deductions on such amounts.

(k) Cancellation of the Subscription Amount: The Company agrees that the Debenture Holders has an unconditional right to cancel the Debenture Subscription Amount or any part thereof, if the same remains undrawn beyond the Availabilty Period or if the Warranties stand false or inaccurate.

(l) Use of Proceeds: The Company shall apply the proceeds of the Debenture Subscription Amount only in the manner and in accordance with the Purpose set out in this Deed, and without prejudice to the foregoing, shall be utilised for legal and valid purposes and not for acquisition of real estate properties or pre-payment of existing Financial Indebtedness of the Company as on the Effective Date.

(m) Payment of Taxes: The Company shall pay, or cause to be paid all Taxes upon it and its assets unless such Taxes are being contested in good faith by appropriate proceedings. The Company shall make all filings required under material provisions of Applicable Law and regulations relating to the Taxes (including, without limitation, the obligations to file regular Taxes returns with any Governmental Authority).

(n) Accounts: The Company shall not have any accounts other than such accounts as opened pursuant to the Transaction Documents or as may be permitted by the Transaction Documents or the Debenture Trustee.

(o) Change of Control

(i) The Company shall not undertake any transaction resulting in change in Control, directly or indirectly, without the consent of the Debenture Trustee, except in case of internal group re-organization or corporate restructuring.

(ii) The Company shall ensure that the Holding Company shall not undertake any transaction resulting in change in Control, directly or indirectly, without the consent of the Debenture Trustee, except in case of internal group re-organization or corporate restructuring.

(iii) The Company agrees and acknowledges on occurrence of an event as provided in (i) and/ or (ii) above, the Debenture Holders shall have a right to redeem their Debentures in full together with all accrued but unpaid Coupon, Call Option Coupon, Default Coupon (if applicable), and all other amounts payable to Debenture Holders under the Transaction Documents or otherwise in respect of its Debentures on or before 5 (five) days from the closing date of such arrangement or agreement or 30 (thirty) days from the execution date of such arrangement or agreement whichever is earlier. It is clarified, that the closing date for such agreement or arrangement shall be the date on which the Company shall receive the subscription amount from the proposed investors or any other Person as provided under such arrangement or agreement.

(iv) Notwithstanding anything to the contrary contained in this Clause, on the occurrence of any transaction or a series of transactions which results in a single Person (along with its Affiliates) acquiring Control of the Holding Company, except in case of any internal restructuring, the Company shall immediately and in any event, within 15 (fifteen) days of the consummation of such transaction resulting in the change of Control, redeem the Debentures in full and make full and final payment of all Outstanding Amounts payable to such Debenture Holder under the Transaction

Vistra ITCL (India) Limited ★

Yatra Online Limited * Udyog Vihar, Gurugram

Documents for such redemption, to the satisfaction of the Debenture Holders.

(p) Miscellaneous: The Company shall forward quarterly reports to the Debenture Trustee containing the following particulars:

(i) updated list of the names and addresses of the Debenture Holders;
(ii) a statement that the assets of the Company which are available by way of Security are sufficient to discharge the claims of the Debenture Holders as and when they become due; and
(iii) such information, as may be required by the Debenture Holders or the Debenture Trustee.

(q) Reporting & Authentication: The Company provides its unconditional and irrevocable consent to the Debenture Holders for disclosing the association under this Deed between the Parties to any third parties including the media and for using its logo and brand name for marketing purposes after the Allotment Date. Further, the Company shall promptly authenticate any information filed by the Debenture Trustee and/ or the Debenture Holders with any regulatory body *inter-alia* CERSAI, NeSL, Information Utilities (*as defined under the Insolvency Code*) etc.

(r) Insurance: The Company shall obtain and maintain adequate insurance cover for all assets owned by it outstanding under a valid insurance policy and make the Debenture Trustee a beneficiary to such policies.

(s) Issuance of Debentures: The Company shall issue and conclude the allotment of the Debentures on the date the Debenture Subscription Amount is received by the Company.

(t) If the credit rating of the Company, as obtained by an external credit rating agency deteriorates from the last available credit rating of the Company, the Debenture Holders shall have the right to revise/ reset the Coupon Rate with prior intimation to the Company.

(u) In the event any Director becomes insolvent or is named as a wilful defaulter as per the guidelines issued by Reserve Bank of India, the Director shall be removed from the Board within 2 (two) days of the director being unable to pay its debts or being declared as wilful defaulter.

(v) The Company shall notify the Debenture Trustee for undertaking, commencing or participating in any merger, demerger, consolidation, restructuring or reorganization of the Company with an entity falling outside the organisation at least 30 (thirty) days prior to such event.

(w) The Company shall make such modifications and/ or additions to the Positive Pay Instructions as required by the Debenture Trustee within 2 (two) days of such request.

Yatra Online Limited * Udyog Vihar, Gurugram *

Vistra ITCL (India) Limited *

PART B | NEGATIVE COVENANTS

During the Investment Period and till any Outstanding Amount is pending, the Company shall not, without the prior written consent of the Debenture Trustee which shall not be unreasonably withheld:

(a) Create or invest in any corporate entity, or enter into any joint ventures or partnerships or any similar arrangements, (except existing Subsidiaries and joint ventures of the Company as on the Allotment Date) where the investment amount (a) prior to the consummation of the initial public offering of the Company, exceeds INR 3,00,00,000 (Indian Rupees Three Crores), and (b) post the consummation of the initial public offering of the Company, the investment amount exceeds INR 150,00,00,000 (Indian Rupees One Hundred and Fifty Crores);

(b) The Company shall not, without first obtaining the consent of the Debenture Trustee, lend any amounts or issue any guarantees (except as provided to and/or on behalf of its Subsidiaries and joint ventures or in the Ordinary Course of Business) or letters of comfort or indemnity or any similar arrangement by whatever name called on behalf of any other Person.

(c) The Company shall not undertake, commence or participate in any voluntary dissolution, winding-up or liquidation of the Company without repaying all the Oustanding Amounts to the Debenture Holders and/or the Debenture Trustee.

(d) Undertake, commence or effect any transaction which has causes a change of Control of the Company.

(e) Authorise, register or record any Transfer of any of the Security held by the KMPs/Promoters of the Company except in case of (i) Transfer of Equity Securities held by KMPs in the capacity of a nominee of the Promoters of the Company; or (b) inter-se Transfer amongst Promoters; or (c) Transfer of Equity Securities held by the Promoters in relation to the initial public offering being undertaken by the Company;

(f) Provide guarantees on behalf of (except guarantees provided on behalf of its Subsidiaries and joint ventures or in the Ordinary Course of Business), or extend any funds or loans to, or provide any indemnity, surety, comfort letters or any other security to any Person;

(g) Transfer of any assets or its Subsidiaries, directly or indirectly, if it materially affects the Security created in favour of the Debenture Trustee;

(h) Undertake or participate in any related party transaction which affects the Security created in favour of the Debenture Holders;

(i) Undertake any amendment to the Constitution Documents of the Company which affects the rights of the Debenture Holders or the Debenture Trustee;

(j) Terminate or replace any of the Promoters during the Investment Period;

(k) Create any further charge or Encumbrance on the Hypothecated Property;

Vistra ITCL (India) Limited

Yatra Online Limited * Udyog Vihar, Gurugram *

(l) Avail new or additional secured or unsecured (including overdrafts) financing or any refinancing or restructuring of the Company's debts except any vehicle loans. It is hereby agreed that in case there is no breach of the Financial Covenats, the consent under this paragraph (l) shall not be unreasonably withheld;

(m) Approve any action that would breach or could lead to a breach of any of the Company's obligations under any Transaction Documents or that could lead to a Material Adverse Effect;

(n) Declare any dividends to its Shareholders in any Fiscal Year until the Company has repaid or made satisfactory provision towards payment of the Outstanding Due Amounts; or

(o) Upon occurrence of a Default, agree to open any new bank accounts besides the Bank Accounts or enter into new banking relations;

(p) Repay any loans availed from any of its Director's or Shareholders, whether secured or unsecured;

(q) Take any action which would make the NACH Instructions/ Positive Pay Instructions ineffective or unenforceable, or withdraw the NACH Instructions/ Positive Pay Instructions;

(r) Dispose off the shares held by it in any of the Subsidiaries, directly or indirectly, in violation of the NDU.

Yatra Online Limited * Udyog Vihar, Gurugram

Vistra ITCL (India) Limited *

PART C | FINANCIAL COVENANTS

The following covenants shall be tested on a consolidated basis, from the Fiscal Quarter ending on March 31, 2023:

(a) The Aggregate Security Cover shall be maintained at all times till the Final Redemption Date.

(b) The quarterly EBITDA shall be at least INR 7,00,00,000 (Indian Rupees Seven Crores).

(c) The Financial Indebtness incurred shall not exceed 1.5 times of the Net-worth.

(d) The Net-worth shall be at least INR 100,00,00,000 (Indian Rupees One Hundred Crores).

(e) Maintenance of 6 (six) months of liquidity based on an average of the preceeding 3 (Three) months of Cash Burn. For the purposes of this covenant, liquidity may be maintained as either: (i) cash in bank accounts of the Company; (ii) DRR Amount; or (iii) any other liquid instruments.

For the purpose of this Schedule:

- "**Aggregate Security Cover**" shall be computed as aggregate Financial Indebtedness of the Company *multiplied by* the weighted average security cover (determined as per the security cover prescribed by each lender) for the outstanding Financial Indebtedness.

- "**Cash Burn**" shall mean: [Adjusted EBITDA+ principal and interest burn].

- "**Adjusted EBITDA**" shall mean [EBITDA + non-cash expenses + share based/ ESOP/ initial public offering expenses + impairment + reasonable one time expenses (as determined by the Debenture Holders)].

- "**EBITDA**" shall mean [Total Operating Revenue – Total Operating Expenses].

- "**Net-worth**" shall mean the total Shareholders' funds.

Yatra Online Limited * Udyog Vihar, Gurugram

Vistra ITCL (India) Limited

SCHEDULE XV | REPRESENTATIONS & WARRANTIES

PART A

(a) Status and authorisations

(i) The Company is a public limited company, which is duly incorporated and validly existing under the Applicable Law.

(ii) Subject to Applicable Law, no authorisation of or with any court or Governmental Authority of or in India is required to complete private placement of the Debentures under this Deed.

(iii) The Company has the power and all material authorisations to carry on its Business as it is being conducted and it has complied with all such authorisations in all respects and none of the aforesaid have been revoked or otherwise terminated and there are no actions or proceedings pending which may have a Material Adverse Effect against the Company in respect of the same.

(iv) The Constitution Documents, as amended in accordance with the provisions of this Deed, permit issuance of the Debentures and avail the Debenture Subscription Amount.

(b) Legal Validity and Binding Obligations

(i) The Company has the power to enter into and perform and has taken all necessary actions to authorise the entry into, performance and delivery of each Transaction Document and all documents and agreements to be executed in pursuance hereof.

(ii) The Company has obtained all authorisations (including any consents from investors, as may be applicable) of required in connection with the entry into, performance, validity and enforceability of any Transaction Document, including the issue by the Company of the Debentures, or the compliance by the Company with the terms of the Debentures, as the case may be.

(iii) The authorised representative of the Company has duly and validly executed the Transaction Documents.

(iv) Each Transaction Document constitutes legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms.

(c) No Immunity under Law

(i) The Company is subject to Applicable Law and to suit in India with respect to its obligations under this Deed and the Debentures.

(ii) The execution and delivery by the Company, and the performance by the Company, of the obligations under the Transaction Documents constitute private and commercial acts rather than governmental or public acts and neither the Company, nor any of its respective properties, assets or revenues, has any right or immunity under any law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any

Indian court, from service of process, attachment upon or prior to judgement, or attachment in aid of execution of judgement or from execution of a judgement, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgement, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Deed and other Transaction Documents and to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any court in which proceedings may at any time be commenced, the Company, has waived or has agreed to waive such right to the extent permitted by Applicable Law.

(d) Compliance with Other Documents: The execution of, entry into and performance by the Company of any Transaction Documents to which it is a party and the transactions contemplated hereunder do not and shall not conflict with:

(i) any Applicable Law or any lien or lease or any other restriction of any kind or character by which it is bound;

(ii) its Constitution Documents;

(iii) any agreement, instrument, document or obligation which is binding upon it or on any of its assets; or

(iv) terms of any of the existing loan or security documents executed with any of the existing lenders (if any) by the Company subject to the Company obtaining all required no-objection from the Existing Lenders required as a result of executing the Transaction Documents, in terms of this Deed.

(e) Charter Documents and Corporate Documents

(i) The copies of the Constitution Documents and corporate documents of the Company, provided to the Debenture Trustee or its representatives are true, accurate and complete in all respects.

(ii) All statutory books and registers of the Company have been properly kept in all material respects and no notice or allegation that any of them is incorrect or should be rectified has been received.

(iii) The Company has duly filed all material returns and particulars, resolutions and other documents required under Applicable Law.

(f) Debentures

(i) The Company has duly received all Board and shareholder approvals for issuance of the Debentures to the Debenture Holders.

(ii) The Debentures to be issued and delivered to the Debenture Holders pursuant to this deed will be, when issued and delivered, duly authorised, validly issued, fully paid up, and will be free and clear of all Encumbrance, and other than as specified in this Deed, there is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or Encumbrance on, over or affecting any of the Debentures.

Vistra ITCL (India) Limited

Yatra Online Limited Udyog Vihar, Gurugram

(g) Litigation: No material litigation has been initiated, threatened, or pending in relation to the Company.

(h) Solvency: The Company is solvent and is able to pay its Financial Indebtedness (within the meaning of applicable legislation) and no Person has taken any action nor any legal proceedings have been initiated for its winding-up, dissolution or reorganisation, enforcement of any Encumbrance over any material part of its assets or for the appointment of a receiver, administrative receiver, administrator, or similar officer of it or of any material part of any or all of their assets or revenues.

(i) Tax: The Company has duly filed all Tax returns or has duly requested extensions thereof and has paid all applicable Taxes in all jurisdictions and any related assessments, fines or penalties, except for any such Tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings or where the failure to file or make payment would not, singly or in the aggregate, have a Material Adverse Effect. Adequate charges, accruals and reserves have been provided for in the last financial statements in respect of all Taxes for all periods as to which the Tax liability of the Company has not been finally determined or remains open to examination by applicable taxing authority.

(j) Compliance with Applicable Laws: The Company is in compliance in all respects with and shall comply in all respects with Applicable Laws.

(k) Title to Properties & Assets: Any Governmental Authority has not issued any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company over any of its assets or affecting or questioning the rights of the Company to the continued possession of such assets. The Company has valid title in relation to all the assets owned by it (including vehicles, furniture, office equipment's, etc.).

(l) Default

(i) The Company confirms that it has not conducted its Business or taken any action which may result in a Default.

(ii) The Company confirms that no Default has occurred or is subsisting, as a result of availing the Debenture Subscription Amount or issuance of the Debentures or otherwise.

(iii) The Company confirms that it shall conduct its Business in such a manner and take all such necessary steps as may be required to ensure that any action taken by the Company does not result in a Default during the Investment Period.

(m) Borrowings: The Company has no subsisting Financial Indebtedness (either secured or unsecured) except the existing Financial Indebtedness from any other Person. The Company shall not incur any further Financial Indebtedness in violation of Clause 10.3 (*Negative Covenants*).

(n) Security

(i) The Company certifies that all Security Documents executed/to be executed, delivered

Vistra ITCL (India) Limited

Yatra Online Limited Udyog Vihar, Gurugram

and registered shall create the Security expressed to be created thereby over the Hypothecated Property which is and shall at all times be the absolute property of the Company, at the sole disposal of the Company and except for the charges created hereunder, the Hypothecated Property is free from any prior Security Interest.

(ii) The Company confirms that subject to the provisions relating to filing, payment and registration of the Security and other provisions required to maintain the Security in full force and effect.

(iii) The Company confirms that the Security, upon creation under the terms of this Deed and the other Transaction Documents shall be duly created, and shall be valid and existing.

(iv) The Company confirms that it has valid title in relation to all the Security.

(o) Intellectual Property: The Company is the lawful owner or has lawful and valid right to use all or has made necessary application for in relation to the Intellectual Property necessary for conducting its Business, free and clear of any pending or, to the best of its knowledge, any threatened security interest. The Company confirms that it has taken all actions (including registration, payment of all registration and renewal fees) required to maintain the same in full force and effect. Further, none of the Intellectual Property Rights owned or enjoyed by the Company, or which the Company is licensed to use, which are material in the context of the Business are being infringed.

(p) Investments: The Company has not and shall not make any other investments during the Investment Period except as permitted under the Transaction Documents.

(q) Defaulter List: The names of the Company and/or their Promoters and/or their directors do not figure in any list of willful defaulters circulated by RBI or any bank and financial institution nor do the names of their directors appear in caution list issued by RBI/ CIBIL etc. If the names the directors and/or the Promoters of the Company are added to any such list, the Company shall take immediate steps forthwith to remove such Person from its board of directors or transfer the shares of Person to another Promoter. Neither the Company nor their Promoters and/or the directors are liable under the Fugitive Economic Offenders Act, 2018, Prevention of Money Laundering Act, 2002 or any other Applicable Laws.

(r) No Default

(i) No Default is continuing or might reasonably be expected to result from the entering into or performance by the Company of any Transaction Document to which it is a party.

(ii) No other event or circumstance is outstanding which constitutes an 'event of default' or 'default' under any other agreement or instrument which is binding on the Company (including in relation to any existing Financial Indebtedness) or to which the assets of the Company are subject.

(s) Financial Statements

(i) The financial year end for the Company is March 31 of each calendar year. Financial

Vistra ITCL (India) Limited

Yatra Online Limited, Udyog Vihar, Gurugram

statements are prepared in accordance with Applicable Law. Financial statements give a true and fair view of its financial condition and operations as at the end of and for the relevant Fiscal Year.

(ii) As at the date of the most recent financial statements the Company has no indebtedness (whether arising under contract or otherwise and regardless of whether or not contingent) which was not disclosed by those financial statements (or by the notes thereto) or reserved against therein, nor any unrealised or anticipated losses which were not so disclosed or reserved against.

(t) Budgets

(i) The budgets for the Company are based on assumptions which are reasonable in the light of prudent operating practices.

(ii) Each of the budgets accurately specifies all costs and expenses incurred and the best reasonable estimate of the Company of all reasonable expenses for operation and maintenance of the relevant part of the business of the Company.

(iii) All projections and budgets furnished or to be furnished to the Debenture Trustee or existing or prospective Debenture Holders by or on behalf of the Company and the summaries of significant assumptions related thereto: (i) have been and shall be prepared with due care, (ii) fairly present, and shall fairly present, the expectation of the Company as to the matters covered thereby as of such date, (iii) are based on, and shall be based on, reasonable assumptions as to all factual and legal matters material to the estimates therein (including interest rates and costs) and (iv) are and shall be in all material respects consistent with the provisions of the Transaction Documents.

(u) Authorised Signatories: Each person specified as an authorised signatory of the Company in any of the documents delivered to the Debenture Trustee pursuant to the Transaction Documents, is subject to any written notice to the contrary delivered to the Debenture Trustee, authorised to sign all documents and notices on behalf of the Company.

(v) Shareholding and Control: The shareholding of the Company provided herein in **Schedule X** (*Shareholding Pattern*) is true and accurate and shows any Person who has an interest in the Company.

(w) Credit Worthiness Report: The Company confirms that the latest CIBIL reports and all other credit information agencies as mandated by RBI of the Company as provided by the Company to the Debenture Trustee are true and accurate.

(x) Material Adverse Effect: The Company confirms that no Material Adverse Effect has occurred or is subsisting.

(y) Money Laundering: The Company confirms that neither the Company nor any of its Promoters and/or the Directors have been held liable under Fugitive Economic Offenders Act, 2018 or Prevention of Money Laundering Act, 2002 and or other economic laws of India. The Company further confirms that it shall not use the Debenture Subscription Amount for the purpose of money laundering as provided under the Prevention of Money Laundering Act, 2002.

Vistra (ITCL) (India) Limited

Yatra Online Limited * Udyog Vihar, Gurugram

(z) Disclosure of Information: The Company provides its consent to the Debenture Holders and/or the Debenture Trustee to disclose details of the Company (on its behalf) to CIBIL/RBI and other credit rating agencies in such manner and through such medium as the RBI, or CIBIL may direct.

(aa) The Issuer confirms that (i) all filings and notifications as may be required to made by it under the Foreign Exchange Management Act, 1999 and the rules and regulations issued thereunder including Foreign Direct Policy, are duly made within the timelines mentioned under the Applicable Law; and/or (ii) there is no breach of Foreign Exchange Management Act, 1999 and the rules and regulations issued thereunder.

PART B

[TO BE ATTACHED SEPARATELY]

Yatra Online Limited * Udyog Vihar, Gurugram

Vistra ITCL (India) Limited

SCHEDULE XVI | DEFAULTS

PART A | MATERIAL DEFAULTS

(a) DRR Amount

The Company fails to create and maintain the DRR Account in accordance with the terms of this Deed or fails to replenish the DRR Amount within 5 (five) Business Days of utilisation of any portion of the DRR Amount in accordance with the Transaction Documents.

(b) Financial Cross Default

(i) The Company, any of Subsidiaries or Holding Company does not pay or admits its inability to pay any of its Financial Indebtedness;

(ii) An event of default howsoever described occurs under any agreement or document relating to any Financial Indebtedness of the Company.

(c) The Company breaches or is not in compliance with the Conditions Precedent, Conditions Subsequent and Allotment Date Actions, Financial Covenants and Information Obligations contained in this Deed.

(d) NACH Instructions

The NACH Instructions being withdrawn by the Company, or any event or action due to which the NACH Instructions or the undertaking provided by the Company in relation to the NACH Instructions are ineffective or unenforceable.

(e) Positive Pay Instructions

The Positive Pay Instructions being withdrawn by the Company, or any event or action due to which the Positive Pay Instructions or the instructions provided by the Company in relation to the Positive Pay Instructions are ineffective or unenforceable.

(f) All receivables of the Company from customers being deposited into any account other than the Collections Account.

(g) Security

(i) The Company fails to create, maintain or perfect any Security to the satisfaction the Debenture Trustee and/or Debenture Holders as per the terms of the Transaction Documents; and

(ii) The Company enters into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to Transfer any of its assets to any Person, including but not limited to, the Hypothecated Property, without the prior written consent of the Debenture Trustee.

(h) Insolvency

Vistra ITCL (India) Limited

Yatra Online Limited * Udyog Vihar, Gurugram *

(i) An application or petition is filed by any financial creditor (as classified under the Insolvency and Bankruptcy Code, 2016) with the National Company Law Tribunal seeking commencement of an insolvency resolution process under the (Indian) Insolvency and Bankruptcy Code, 2016 or any analogous procedure or step is taken in any jurisdiction, in respect of the Company.

(ii) An application or petition is filed by any operational creditor (as classified under the Insolvency and Bankruptcy Code, 2016) with the National Company Law Tribunal seeking commencement of an insolvency resolution process under the (Indian) Insolvency and Bankruptcy Code, 2016 or any analogous procedure or step is taken in any jurisdiction, in respect of the Company, for a claim exceeding INR 20,00,00,000 (Indian Rupees Twenty Crores) which has not been dismissed or settled within 30 (Thirty) days from the date of filing of the application or petition.

(iii) An application or petition is filed with the National Company Law Tribunal seeking commencement of a fresh start process under the (Indian) Insolvency and Bankruptcy Code, 2016 or any analogous procedure or step is taken in any jurisdiction against any Promoter of the Company or any of the Promoters of the Company.

(iv) Any corporate action, legal proceeding or other procedure or step, not covered in sub-paragraph (i) and (ii) above, is taken by any Person against the Company regarding insolvency or bankruptcy or winding up or liquidation, provided that, any such action by an operational creditor shall not amount to a Material Default unless the claim exceeds INR 20,00,00,000 (Indian Rupees Twenty Crores) and has not been dismissed or settled within 30 (Thirty) days from the date of filing of the application or petition.

(v) The Company files for bankruptcy or insolvency.

Provided further that, no application or petition filed or any other action taken by any Person under any leasing arrangement entered into by the Company in relation to their IT assets shall amount to a Material Default under this paragraph (h) unless the claim exceeds INR 20,00,00,000 (Indian Rupees Twenty Crores) and has not been dismissed or settled within 30 (Thirty) days from the date of filing of the application or petition.

(i) Judgments, Creditors' Process

(i) The Company fails to comply with or pay any sum due from it under: (a) any judgment or any order made or given by a court of competent jurisdiction; or (b) any arbitral award passed by an arbitrator or an arbitral tribunal, within the time specified under such order, arbitral award or the Applicable Law.

(ii) Any attachment, sequestration, distress or execution affects any asset or assets of the Company.

(j) Repudiation: The Company repudiates a Transaction Document to which it is a party or evidences an intention in writing to repudiate any Transaction Document to which it is a party.

(k) Material Litigation: Any litigation, arbitration, investigative, regulatory, governmental or administrative proceeding is commenced, continuing, pending or threatened or a judgment, decree or other order is passed in relation to any such proceeding:

(i) to restrain the Company's entry into, the exercise of any of the Company's rights under, or compliance by the Company with any of its obligations under the Transaction Documents to which it is a party; or

(ii) which the Debenture Trustee otherwise determines has or if, adversely determined, could be expected to have a Material Adverse Effect.

(l) Court Order, Government Actions, Expropriation

(i) Any Governmental Authority shall have nationalised, seized or otherwise expropriated all or any part of the property or other assets of the Company or shall have assumed custody or control of its property or other assets or of the Business or operations of the Company or shall have taken any action for the dissolution of the Company or any action that would prevent the Company or their respective officers from carrying on its Business or operations or a substantial part thereof leading to Material Adverse Effect or with a view to regulate, administer, limit or assert any form of control over the rates applied, prices charged or rates of return achievable, by the Company in connection with its Business; or

(ii) An attachment or restraint has been levied on the assets of the Company; or

(iii) Company fails to pay under any judgments or decrees which shall have been entered against the Company.

In respect of a default under this **Part A** of **Schedule XVI**, the Company shall provide appropriate clarifications to the satisfaction of the Debenture Trustee for such default within 30 (thirty) days from receipt of notice of the Default and attempt to remedy or cure the Default. If the Debenture Trustee is unsatisfied with the clarifications provided by the Company or such Default remains unremedied, then the Debenture Trustee has a right to call it a 'Default' and shall levy applicable Default Coupon immediately thereafter, as per the Transaction Documents.

Yatra Online Limited * Udyog Vihar, Gurugram *

Vistra ITCL (India) Limited *

PART B | FINANCIAL DEFAULTS

(i) Non-Payment: The Company fails to pay the Outstanding Due Amounts (including Coupon) on any Redemption Date or any other amount due and payable under the Transaction Documents on the date on which it is due.

In respect of a default under this **Part B** of **Schedule XVI**, the Company shall have no cure period to cure any Financial Default and the Debenture Trustee shall have a right to call it a 'Default', and shall levy applicable Default Coupon immediately thereafter, as per the Transaction Documents.

Yatra Online Limited * Udyog Vihar, Gurugram *

Vistra ITCL (India) Limited *

PART C | OTHER DEFAULTS

(a) Misrepresentation, Fraud or Breach of any Conditions Subsequent, Representation, Warranty, Undertaking or Covenant

(i) Any representation or statement made or deemed to be made by the Company under any Transaction Documents or any other document or information delivered by or on behalf of the Company under or in connection with any Transaction Document is incorrect or misleading when made or deemed to be made; or

(ii) The Company or the Promoters fail to satisfy any condition precedent which has been specifically converted to a covenant to be fulfilled after the Allotment Date or any other covenant in accordance with the Transaction Documents or breches any covenants under the Transaction Documents.,

(b) Utilisation of Proceeds: The Company fails to use the Debenture Subscription Amount for the Purpose.

(c) Dilution of Promoter's shareholding: The shareholding of the Promoters (as defined in **Schedule II** (*Transaction Details*)) is diluted as a result of any secondary sale of the equity securities of the Company and such dilution results in a change of Control, without the prior written consent of the Debenture Trustee, except in case such dilution is in accordance with the Constitution Documents or as permitted under the Transaction Documents.

(d) If there is any change in Control of the Company and/ or the Holding Company without the prior written approval of the Debenture Trustee and redemption is not made in accordance with Clause 10.3 (*Affirmative Covenants*).

(e) Change in Control: If there is any change in Control of the Company as a result of any secondary sale of the equity securities of the Company without the prior written approval of the Debenture Trustee.

(f) Illegality, Unlawfulness or Change in Law

(i) It is or becomes unlawful for the Company to perform any of its respective obligations under this Deed or any Transaction Document; or

(ii) Any obligation under any Transaction Document is not or ceases to be a valid and binding obligation of the Company or becomes void, illegal, unenforceable or is repudiated by such Person (other than the Debenture Trustee and Debenture Holders).

(g) Cessation of Business: The Company ceases or gives notice of its intention to cease or threatens to cease in writing to carry on all or a substantial part of its Business, which shall have a Material Adverse Effect.

(h) Statutory Dues and TDS: The Company fails to file the TDS returns with the authorities as per the timelines of the Tax Act and the terms of this Deed or fails to pay any statutory dues.

(i) Sexual Harassment

(i) Any conviction of the Promoter or key managerial personnel of the Company under the

Sexual Harassment of Women at Workplace (Prevention, Prohibition and Redressal) Act, 2013 and the rules made thereunder by the Internal Complaint Committee of the Company.

(ii) Any litigation, investigative, regulatory, or administrative proceeding is commenced, pending or threatened in writing against any of the employees of the Company under the Sexual Harassment of Women at Workplace (Prevention, Prohibition and Redressal) Act, 2013 and the rules made thereunder. It being clarified that the Company shall intimate the Debenture Trustee of any complaints received against the employees of the Company, on the last day of every month, and against the employees, promptly on receipt of a complaint.

(j) Revocation or Non-Receipt of Statutory Licenses, authorisations: Any Governmental Authority takes or threatens to take in writing any action to suspend, terminate, refuse to grant or renew any authorisation or to imposes onerous conditions on the grant or renewal of any authorisation or the Company fails to obtain an authorisation within the statutory timeline prescribed under Applicable Laws, as a result of unreasonable delay on behalf of the Company: (i) to conduct its Business; or (ii) to perform its obligations under the Transaction Documents.

(k) Further Financial Indebtedness: After the Effective Date, the Company incurs any Financial Indebtedness or creates any Security Interest for securing such Financial Indebtedness in violation of Clause 10.3 (*Affirmative Covenants*).

(l) Material Adverse Effect: The Company takes or omits to take any action that qualifies as or leads to a Material Adverse Effect.

(m) Audit Qualification: Any audit letter relating to any financial statements of the Company is materially qualified that adversely affects the Company or the Security or otherwise has or could be expected to have a Material Adverse Effect.

(n) Non-Financial Cross Default

(i) Any action has been initiated against the Company for defaulting in respect of any Financial Indebtedness availed by the Company, (other than a financial default) which may lead to or be expected to have a Material Adverse Effect; or

(ii) An event of default, except a financial default, howsoever described occurs under any agreement or document relating to any Financial Indebtedness of the Company which may lead to or be expected to have a Material Adverse Effect.

(o) Contracts: Breach and/or termination of any contract of the Company which may lead to or be expected to have a Material Adverse Effect.

(p) Termination of the Promoter: The office of the Promoter of the Company/ Holding Company is vacated as a result of: (i) operation of law (including by way of insolvency); or (ii) termination of his/her employment by the Company/ Holding Company without prior written consent of the Debenture Trustee.

(q) Other Information Covenants: If during the Investment Period, the Company fails to:

Vistra ITCL (India) Limited ★

Yatra Online Limited ★ Udyog Vihar, Gurugram

(a) Inform the Debenture Trustee regarding all orders, directions, notices of courts/tribunals, affecting or likely to affect the Security.

(b) Promptly intimate the Debenture Trustee of any circumstances and conditions which are likely to lead to a Material Adverse Effect, with an explanation of the reasons thereof.

(c) Promptly notify the Debenture Trustee of any a) change in the capital structure of the Company; or b) significant development in Business limited to any closure or addition of a division by the Company which leads to or may lead to a deviation of at least 15 (fifteen) percent in the business plan of the Company, any matter relating to Financial Indebtedness or raising of capital by the Company except otherwise provided in the Deed, change of Promoters, any matter to be discussed in the board meeting of the Company affecting the Transaction Documents, till the Debentures are fully and finally redeemed.

(r) <u>Deterioration of the Credit Rating of the Company:</u> If the credit rating of the Company, as obtained by an external credit rating agency deteriorates by 2 (two) notches from the last available credit rating of the Company.

(s) <u>Opening of bank accounts:</u> On the occurrence of a Default, the Company opens any bank account without the prior written consent of the Debenture Trustee.

In respect of a default under this Part C of Schedule XVI, the Company shall serve a notice to the Debenture Trustee describing the details of the default within 5 (five) days form the occurrence of the default. Upon the receipt of the notice, the Debenture Trustee may require the Company, and the Company shall, if so required by the Debenture Trustee, provide appropriate clarifications to the satisfaction of the Debenture Trustee for such default. If the Debenture Trustee is unsatisfied with the clarifications provided by the Company or such default remains unremedied within the applicable cure period, then the Debenture Trustee has a right to call it a 'Default' and undertake necessary steps immediately thereafter, as per the Transaction Documents, after providing a cure period of 30 (thirty) days from the occurrence of Default.

Yatra Online Limited * Udyog Vihar, Gurugram

Vistra ITCL (India) Limited

SCHEDULE XVII | MANAGEMENT CERTIFICATE

Date: [●]

[The Debenture Trustee]

Attn: [•]

Dear Sir,

Re: Management Certificate

We refer to the Debenture Trust and Hypothecation Deed dated ____________________, 2022 executed among Yatra Online Limited and Vistra ITCL (India) Limited (the "**Deed**").

We hereby confirm, declare and certify:

(i) A copy of the Constitution Documents of the Company, highlighting the clauses granting authorisation to enter into the Transaction Documents is attached hereto as Annexure (i);

(ii) A specimen of the signature of each Person authorised to execute each of the Transaction Document is attached hereto as Annexure (ii);

(iii) The Company is a public limited company;

(iv) Borrowing, guaranteeing, securing or otherwise collateralising, as appropriate, of the Debenture Subscription Amount or the Outstanding Amounts would not cause any borrowing, securing, collateralising or similar limit binding on the Company to be exceeded (including any limits imposed under any resolution passed by the shareholders of the Company);

(v) Each copy document relating to it specified in this Schedule (including the Transaction Documents) is correct, complete and in full force and effect as at a date no earlier than the date of this Deed;

(vi) No Default is continuing or would result from the availing of the Subscription Amount by the Company;

(vii) The representations and warranties set out in Schedule XV of the Deed (*Representations & Warranties*) and in each other Transaction Document are true;

(viii) The Company is solvent;

(ix) The NACH Instructions have been provided and remain valid and enforceable;

(x) The Company is in compliance with all Applicable Laws;

(xi) The Company has paid all the statutory dues under Applicable Laws;

(xii) Certifying the net-worth of the Company as on September 30, 2022; and

(xiii) The proceeds of the Debentures shall be utilised by the Company only for the Purpose.

Enclosed please find documents evidencing such compliance.

Capitalised words and expressions used in this letter but not defined herein shall have the same meaning as assigned to them in the Deed.

Yours faithfully,

____

For and on behalf of Yatra Online Limited

Vistra ITCL (India) Limited

Yatra Online Limited Udyog Vihar, Gurugram

SCHEDULE XVIII

DEMAND PROMISSORY NOTE

INR 30,00,00,000/- (Indian Rupees Thirty Crores only)

ON DEMAND We, **Yatra Online Limited**, promise to pay to Vistra ITCL (India) Limited (the "**Debenture Trustee**" including, its successors and assigns), the sum of INR 30,00,00,000/- (Indian Rupees Thirty Crores only) together with Coupon (as may be applicable at the time of enforcement of this Demand Promissory Note) per annum, payable with monthly rests, for value received.

The Common Seal/ Round Stamp of Yatra Online Limited
has been affixed hereunto pursuant to the resolution)
of the Board of Directors of the Company passed in their meeting)
dated in the presence of:)
)
)
)
___________________________, who has in token)
thereof, subscribed his respective signature hereto.)

Affix Rs. 1/- revenue stamp before execution

Yatra Online Limited * Udyog Vihar, Gurugram *

(India) Limited * Vistra ITCL

SCHEDULE XIX

EXISTING LENDERS

S. No.	Type of Facility	Name of the Lender	Sanctioned Limit	Outstanding Amount
1	Vehicle Loan Facility	ICICI Bank Limited	Rs. 2,00,00,000	Rs. 10,039,962
2	Vehicle Loan Facility	BMW India Financial Services Private Limited	Rs, 1,00,00,000/-	Rs. 9,857,538
3	Invoice Discounting Facility	ICICI Bank Limited	Rs. 15,00,00,000/-	0
4	Invoice Discounting Facility	Axis Bank Limited	Rs. 30,00,00,000/-	Rs. 29,98,07,728/-
5	Unsecured Non-Convertible Debentures	Bennett Coleman and Company Limited	Rs. 19,50,00,000/-	Rs. 19,50,00,000/-

Yatra Online Limited * Udyog Vihar, Gurugram

Vistra ITCL (India) Limited

IN WITNESS WHEREOF the Company hereto has executed this Deed on the day and year first above written.

Signed and delivered for and on behalf of
YATRA ONLINE LIMITED

Authorised Signatory
Name: Rohan Mittal
Title: Group Chief Financial Officer

Yatra Online Limited * Udyog Vihar, Gurugram *

IN WITNESS WHEREOF the Debenture Trustee hereto has executed this Deed for the benefit of the Debenture Holder on the day and year first above written.

Signed and delivered for and on behalf of
VISTRA ITCL (INDIA) LIMITED

For Vistra ITCL (India) Limited

Authorised Signatory

Authorised Signatory

Name: SUPRATIK DASGUPTA
Title: AUTH. SIGNATORY

सत्यमेव जयते

INDIA NON JUDICIAL

Government of National Capital Territory of Delhi

e-Stamp

Certificate No.	:	IN-DL33084740503976U
Certificate Issued Date	:	17-Dec-2022 03:33 PM
Account Reference	:	IMPACC (IV)/ dl859003/ DELHI/ DL-DLH
Unique Doc. Reference	:	SUBIN-DLDL85900340475893718003U
Purchased by	:	YATRA ONLINE LIMITED
Description of Document	:	Article 5 General Agreement
Property Description	:	Not Applicable
Consideration Price (Rs.)	:	30,00,00,000 (Thirty Crore only)
First Party	:	YATRA ONLINE LIMITED
Second Party	:	VISTRA ITCL INDIA LIMITED
Stamp Duty Paid By	:	YATRA ONLINE LIMITED
Stamp Duty Amount(Rs.)	:	300 (Three Hundred only)

सत्यमेव जयते

Please write or type below this line IN-DL33084740503976U

THIS NON-JUDICIAL STAMP PAPER FORMS PART AND PARCEL OF NON-DISPOSAL UNDERTAKING EXECUTED ON 19.12.2022

Yatra Online Limited, Udyog Vihar, Gurugram

Corporate Hotel Solutions Pvt. Ltd., Gurgaon

Yatra TG Stays Private Limited

Yatra Hotel Solutions Private Limited

For Yatra Hotel Solutions Private Limited

Signatory

For Travel.co.in Private Limited

Yatra for Business Private Limited

Signatory

Yatra Online Freight Services Pvt. Ltd.

Vistra ITCL (India) Limited

Statutory Alert:

1. The authenticity of this Stamp certificate should be verified at 'www.shcilestamp.com' or using e-Stamp Mobile App of Stock Holding. Any discrepancy in the details on this Certificate and as available on the website / Mobile App renders it invalid.
2. The onus of checking the legitimacy is on the users of the certificate.
3. In case of any discrepancy please inform the Competent Authority.

NON - DISPOSAL UNDERTAKING

BETWEEN

THE PERSON SET OUT IN PART A OF SCHEDULE I
("COMPANY")

AND

THE PERSONS SET OUT IN PART B OF SCHEDULE I
("SUBSIDIARIES")

AND

THE PERSON SET OUT IN PART C OF SCHEDULE I
("DEBENTURE TRUSTEE")

Yatra Online Limited, Udyog Vihar, Gurugram

Yatra Corporate Hotel Solutions Pvt. Ltd., Gurgaon

Yatra TG Stays Private Limited

TSI YATRA PRIVATE LIMITED

For Yatra Hotel Solutions Private Limited

Signatory

YATRA FOR BUSINESS PRIVATE LIMITED

For Travel.co.in Private Limited

Signatory

Yatra Online Freight Services Pvt. Ltd.

Vistra ITCL (India) Limited

TABLE OF CONTENTS

1. DEFINITIONS AND INTERPRETATION 3
2. NON-DISPOSAL UNDERTAKING 5
3. COVENANTS 6
4. REPRESENTATIONS AND WARRANTIES OF PARTIES 7
5. SPECIFIC REPRESENTATIONS AND WARRANTIES OF THE COMPANY 7
6. DEFAULT 8
7. OBLIGATIONS NOT AFFECTED 8
8. CONTINUING OBLIGATIONS 8
9. INDEMNITY 9
10. MISCELLANEOUS 9

SCHEDULE I 12

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NON - DISPOSAL UNDERTAKING

This non disposal undertaking ("**Undertaking**") is executed at Delhi on this 19th day of December, 2022 ("**Effective Date**"), between:

1. The Person mentioned in **Part A** of **Schedule I** (hereinafter referred to as the "**Company**", which expression shall be deemed to include its successors, permitted assigns, administrators and successors in interest);

2. The Persons mentioned in **Part B** of **Schedule I** (hereinafter referred to as the "**Subsidiaries**", which expression shall be deemed to include its administrators, successors in interest and permitted assigns) *each as a confirming party*;

3. The Person mentioned in **Part C** of **Schedule I** (hereinafter referred to as the "**Debenture Trustee**", which expression shall be deemed to include its administrators, successors in interest, assigns, transferees and novates and who has been appointed in its capacity as a debenture trustee for the benefit of the Debenture Holders).

The Company, the Subsidiaries and the Debenture Trustee shall collectively be referred to as the "**Parties**" and individually as a "**Party**".

WHEREAS:

A. In terms of the debenture trust and hypothecation deed dated on or about the date of this Undertaking executed, *inter alia*, by and between the Company and the Debenture Trustee (hereinafter referred to as the "**Deed**"), the Company proposes to issue and allot by way of private placement, in one or more tranches, an aggregate of up to 600 (Six Hundred) redeemable, unlisted, secured non-convertible debentures (hereinafter referred to as the "**Debentures**"), aggregating to INR 30,00,00,000 (Indian Rupees Thirty Crores only).

B. One of the terms upon which the Debentures are proposed to be issued and allotted by the Company and subscribed to by the Debenture Holders, is that the Company shall provide Security by way of this Undertaking where the Company agrees not to dispose off or encumber its shareholding in the Subsidiaries, as more specifically set out in this Undertaking.

NOW THEREFORE THIS UNDERTAKING WITNESSETH THAT FOR AND IN CONSIDERATION OF THE PREMISES, COVENANTS AND AGREEMENTS HEREIN SET FORTH, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

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1. DEFINITIONS AND INTERPRETATION

1.1 **Definitions:** Any capitalised term, as used in this Undertaking, shall have the following meaning as provided below:

"**Encumbrance**" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person,

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including without limitation any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under Applicable Law;

"Company Shareholding" means the aggregate of all Equity Securities (on a Fully Diluted Basis) held by the Company in the Subsidiaries (including Equity Securities held through nominees), from time to time, including any Equity Securities acquired by the Company after the Effective Date (including Equity Securities acquired through nominees) and includes the Equity Securities held by the Company through Subsidiary 5 (including Equity Securities acquired through nominees) in Subsidiary 7. As on the Effective Date, the Equity Securities held by the Company in each of the Subsidiaries is as provided in **Schedule II**;

"**Equity Securities**" means all classes of shares, combined with all options, warrants, convertible securities of all kinds, including any preference shares, debentures or any other arrangements relating to, or convertible into Equity Shares of the respective Subsidiaries;

"**Equity Share**" means an equity share of any of the Subsidiaries each having a face value of INR 10/- (Indian Rupees Ten Only) in each case, issued and outstanding from time to time, together with all rights, obligations, title and interest in and to such share;

"**Fully Diluted Basis**" means, in relation to the Equity Shares of any entity, on any date on which the number or percentage of Equity Shares thereof is to be determined, the aggregate of all Equity Shares outstanding on such date and as if all securities issuable pursuant to vested and exercisable options, warrants and other rights to purchase or acquire, or pursuant to securities convertible into or exchangeable for Equity Shares, outstanding on such date, have been exercised or exchanged for or converted into Equity Shares;

"Non-Disposal Undertaking" has the meaning ascribed to it Clause 2;

"**Transfer**" means to directly or indirectly, transfer, sell, assign, create Encumbrance in any manner, place in trust (voting or otherwise), exchange, gift or transfer by operation of the Applicable Laws or in any other way or dispose of, whether or not voluntarily.

1.2 **Interpretation**

(a) Capitalized terms used in this Undertaking but not defined herein shall have the meanings assigned to such terms in the Deed;

(b) The provisions contained herein shall be read in conjunction with the provisions of the Deed (as applicable) as amended from time to time and to the extent of any inconsistency or repugnancy, the terms of the Deed shall prevail;

(c) Any reference in this Undertaking to this Undertaking or any other agreement or document shall be construed, without limitation, as a reference to this Undertaking or such other agreement or document, in each case as the same may have been, or may from time to time be, amended, varied, novated, acceded to or supplemented and any reference

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to any statutory provision shall include such provision and any regulations made there under and any statutory re-enactment, modification or replacement thereof;

(d) Any reference herein to any Person shall be construed to include such Person's permitted successors, transferees and assigns;

(e) All references herein to Clauses and Schedules shall be construed to refer to Clauses and Schedules to, this Undertaking;

(f) All Schedules and other attachments hereto, or expressly identified as part of this Undertaking, are incorporated herein by reference, and taken together with this Undertaking, shall constitute but a single agreement and any reference to this Undertaking shall mean to include references to the Schedules and other attachments;

(g) The rights and obligations of the Debenture Trustee under this Undertaking shall be exercised in accordance with this Undertaking and the Deed;

(h) Any "amendment" to this Undertaking includes a supplement, modification, novation, replacement or re-enactment and "amended" is to be construed accordingly;

(i) "singular" includes plural, and vice versa;

(j) All references to the consent or discretion or agreement of the Debenture Trustee shall mean the Debenture Trustee (acting upon the instructions of the Debenture Holders as per the terms of the Deed), unless specifically provided otherwise;

(k) All obligations of the Company under this Undertaking in relation to its Subsidiaries shall also extend to Subsidiary 5 as Subsidiary 5's obligations in relation to Subsidiary 7 and the Company shall ensure compliance by Subsidiary 5 of the provisions of this Undertaking.

2. NON-DISPOSAL UNDERTAKING

2.1 Notwithstanding anything contained to the contrary in any of the Transaction Documents, from the Effective Date until the Final Redemption Date, the Company hereby agrees, confirms and undertakes that:

(a) it shall not, without the prior written consent of Debenture Trustee, which shall not be unreasonably withheld:

(i) sell, Transfer, assign, dispose off, divest, dilute, pledge, charge or create any lien or Encumbrance on the Company Shareholding in favour of any Person, and Transfer or create any Encumbrance or attempt to Encumber and/or Transfer the Company Shareholding, in violation of the provisions of this Undertaking, which shall be null and void;

(ii) consummate any secondary sale of the Company Shareholding or any part of

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it or dilute the Company Shareholding or any part of it, which shall be null and void;

Provided that, in case of a Transfer of Equity Securities required to maintain the minimum number of members under the Act, the restrictions under Clause 2.1(a) above shall not apply. Provided further that, such Transfer shall be made with prior written intimation to the Debenture Trustee and shall be for the minimum number of Equity Securities required to comply with the Act.

(b) it shall not take any action which may have a Material Adverse Effect and shall perform all of its obligations under this Undertaking; and

(c) upon request of the Debenture Trustee, it shall produce all records related to the Company Shareholding to the Debenture Trustee within 2 (two) Business Days of the date of the request made by the Debenture Trustee.

2.2 The Parties agree that this Undertaking shall: (i) inure to the benefit of the Debenture Trustee; (ii) be irrevocable and unconditional; (iii) survive till the Final Redemption Date; (iv) not be affected by the insolvency or bankruptcy of any of the Company and/or the Subsidiaries; (v) not be terminated by notice or any change in the respective constitution of the Company and/or the Subsidiaries; and (vi) be treated as a Transaction Document.

(Clause 2.1 and Clause 2.2 shall together be referred as the "**Non-Disposal Undertaking**").

3. COVENANTS

3.1 The Company, Subsidiary 5 and Subsidiary 6, jointly and severally, shall ensure that the Company files, within 7 (seven) Business Days of the Effective Date, with its respective depository participant, applicable forms for recording of the Non-Disposal Undertaking under the circular no. CIR/MRD/DP/56/2017 dated June 14, 2017, issued by the Securities and Exchange Board of India, in relation to the Equity Securities held in dematerialized form in Subsidiary 5 and Subsidiary 6.

3.2 From the Effective Date until the Final Redemption Date, the Company and the Subsidiaries jointly and severally, unconditionally and irrevocably undertake to:

(a) provide written intimation to the Debenture Trustee within 2 (two) Business Days on acquisition of any Equity Securities by the Company in the Subsidiaries and such new Equity Securities shall be subject to the terms of this Undertaking;

(b) not do any act by which any third party whosoever, shall acquire and/or create any Security Interest on the Company Shareholding;

(c) not do any act by which any third party whosoever, shall acquire any claims or benefits, rights, title or interest conferred upon or accruing to the Company/ Subsidiaries out of or through the Company Shareholding; and

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(d) Not do any act which shall adversely affect the rights of Debenture Holders.

4. REPRESENTATIONS AND WARRANTIES OF PARTIES

From the Effective Date until the Final Redemption Date, each of the Parties hereby represents and warrants to other Parties that:

(a) it has full power and capacity, under the Applicable Law, to enter into this Undertaking;

(b) the execution, delivery and performance of the obligations contemplated hereunder do not and shall not conflict with or violate any Applicable Law, or any agreement or instrument binding upon any of its assets; and

(c) except as disclosed by the Company, no fresh start process, bankruptcy, insolvency, liquidation (whether voluntary or involuntary), execution, composition with creditors or similar proceeding is threatened, initiated or enforced against them or their assets.

5. SPECIFIC REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants from the Effective Date till the Final Redemption Date that:

(a) as of the Effective Date, it holds the Equity Securities as provided in **Schedule II**, and has not created any Encumbrance (other than as permitted in the Transaction Documents) or entered into any agreement to Transfer the Company Shareholding or either directly or indirectly dilute the Company Shareholding held by it;

(b) the Company is the rightful and sole owner of the Company Shareholding and the Equity Securities held by the Company in the Subsidiaries have been validly issued to and held by it, free from any Encumbrances;

(c) until the Final Redemption Date, it shall continue to hold Company Shareholding and shall not dispose of part or whole of it without the prior written consent of the Debenture Trustee;

(d) all authorisations required (*if any*) from any Governmental Authority, including from any Person including lenders for or in connection with the execution, validity and performance of this Undertaking have been obtained and are in full force and effect and there are no proceedings pending or threatened against it and/or the Subsidiaries that seeks, or may reasonably be expected, to rescind, terminate, suspend or otherwise affect any such authorisations; and

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(e) no event is outstanding which constitutes (or with the giving of notice, lapse of time or making of any determination or satisfaction of other conditions, is likely to constitute) a default under any other document or obligation assumed or otherwise

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binding on it and/or the Subsidiaries to an extent which has or is reasonably likely to have a Material Adverse Effect on the performance by it of its obligations and/or the Company under this Undertaking.

6. DEFAULT

The Parties agree that if the Company and/or any of the Subsidiaries breach any of the terms of this Undertaking, it shall be deemed to be a Default by the Company under the Transaction Documents and the Company shall bear such consequences as are available to the Secured Parties under the Transaction Documents.

7. OBLIGATIONS NOT AFFECTED

The obligations of the Company and/ or the Subsidiaries under this Undertaking shall not be affected by:

(a) any scheme of arrangement for merger, amalgamation or re-structuring entered into by the Subsidiaries and/ or Company under the Applicable Laws;

(b) any insolvency, liquidation, bankruptcy or similar proceedings threatened, initiated or enforced against the Subsidiaries and/ or Company;

(c) the invalidity, irregularity or unenforceability of any obligation or liability of any Person under any Transaction Document;

(d) any deficiency in the powers of the Subsidiaries and/ or Company or any other Person to enter into or perform any of their respective obligations under any Transaction Document or any irregularity in the exercise thereof or any lack of authority by any Person purporting to act on its behalf;

(e) the grant of any time or other indulgence by the Debenture Trustee to the Company or any other Person in relation to the Debentures;

(f) any other Transaction Document, charge, guarantee or other Security Interest or right or remedy available to the Debenture Trustee being or becoming wholly or partly void, voidable, unenforceable or impaired by the Subsidiaries, the Company or any Person, at any time releasing, refraining from enforcing, varying or in any other way dealing with any of them or any power, right or remedy that the Debenture Trustee may now or hereafter have from or against the Subsidiaries, the Company or any Person; or

(g) any other act, waiver or omission by any Party whereby the liabilities under this Undertaking would or may, but for this Clause, have been discharged, impaired or otherwise affected any other matter or thing whatsoever.

8. CONTINUING OBLIGATIONS

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The liabilities and obligations of the Company under or pursuant to this Undertaking shall remain in force and effect notwithstanding any act, omission, event or circumstance whatsoever until the Final Redemption Date.

9. INDEMNITY

The Company and/o Subsidiaries hereby jointly and severally agree, assure and undertake to indemnify, keep indemnified, reimburse and hold the Secured Parties and their officers, directors, employees, representatives and agents (hereinafter referred to individually as the "**Indemnity**" and collectively as "**Indemnities**") harmless from any and all of the liabilities, obligations, direct losses, claims, costs, actions, judgments or expenses (including lawyers' fees and expenses) which may be imposed, asserted against or incurred by any of Indemnities and is caused by or results from the breach of the terms of this Undertaking by any of the Company and/ or the Subsidiaries. This Clause shall survive the termination of this Undertaking.

10. MISCELLANEOUS

10.1 Assignment

(a) Neither the Company nor the Subsidiaries shall assign or transfer (including by operation of Applicable Law) any of its rights, benefits or obligations under this Undertaking.

(b) Subject to and in accordance with the terms of the Deed, prior to the occurrence of a Default, the Debenture Trustee shall be entitled to novate, assign or transfer any of its rights, benefits or obligations under this Undertaking to any Person (except a competitor of the Company). Provided, *however*, if any Default occurs, then the Debenture Trustee shall be entitled to novate, assign or transfer any of its rights, benefits or obligations under this Undertaking to any Person including the competitor of the Subsidiaries and/ or Company, in the manner set out in the Deed.

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10.2 Notices

Any notices, waivers, consents or communications required to be given or served by any of the Parties on the other Parties under this Undertaking, shall only be given in English in writing to such other Parties, by email or prepaid registered mail or courier with acknowledgment or by hand delivery at the addresses as set out in **Schedule I** (*Details of Parties*) or to such other address as the addressee has by 7 (seven) days' prior written notice specified to the other Parties). Any notice or demand shall be deemed to have been delivered (a) if given or made by registered mail, 10 (ten) days after posting; (b) if given by personal delivery at the time of delivery and (c) if served by email, then immediately. It is hereby agreed and confirmed by the Parties that for any notice to be deemed to have been delivered, every notice shall also, in addition to the modes mentioned above, be delivered by way of email, without which the notice shall not be duly served on the other party.

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10.3 **Governing Law and Jurisdiction**

This Undertaking shall be subject to, governed by, and construed in accordance with the laws of India. The Parties hereby agree that the courts of Delhi shall have exclusive jurisdiction for settling the disputes, differences, claims and question, whatsoever arising between the Parties under this Undertaking. However, nothing contained in this Clause 10.3, shall limit any right of the Secured Parties to take proceedings in any other court or tribunal of competent jurisdiction, nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other competent jurisdiction whether concurrently or not and the Company irrevocably submits to and accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such court or tribunal, and the Company irrevocably waives any objection it may have now or in the future to the laying of the venue of any proceedings and any claim that any such proceedings have been brought in an inconvenient forum.

10.4 **Counterparts**

This Undertaking may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Delivery of executed signature pages by electronic transmission (via scanned PDF) shall constitute effective and binding execution and delivery of this Undertaking.

10.5 **Amendments and waivers**

Any term of this Undertaking may be amended or waived only with the consent of the Debenture Trustee, the Company, the Subsidiaries, and any such amendment or waiver shall be binding on all Parties.

10.6 **Partial Invalidity**

If at any time, any provision of the Undertaking or the Transaction Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions, to the extent severable, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired.

10.7 **Term**

This Undertaking shall become effective on the Effective Date and shall be in full force and effect until the Final Redemption Date.

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10.8 **Survival**

(a) The provisions of Clause 1 (*Definitions and Interpretations*), Clause 9 (*Indemnities*), Clause 10.2 (*Notices*), Clause 10.3 (*Governing Law and Jurisdiction*) and Clause 10.8 (*Survival*) shall survive the termination of this Undertaking.

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(b) Notwithstanding the foregoing, the rights and obligations of the Parties to this Undertaking, to the extent accrued prior to termination, shall survive the termination of this Undertaking.

10.9 **Expenses**

The Company shall bear all stamp duty, Taxes, or other charges arising out of this Undertaking (if any). All payments to be made by the Company to the Secured Parties under this Undertaking shall be made with deduction of withholding Taxes as required under Applicable Law.

10.10 **Entire Agreement**

This Undertaking along with the other Transaction Documents constitutes and represents the entire agreement between the Parties with regard to the rights and obligations of the Parties and cancels and supersedes all prior arrangements, agreements or understandings, if any, whether oral or in writing, between the Parties on the subject matter hereof or in respect of matters dealt with herein provided. The Subsidiaries agree that they have read the terms and conditions of the Deed and all the other Transaction Documents and understand the terms, and agree that they shall not take any actions which are contrary to the understanding in this Undertaking, the Deed and the other Transaction Documents.

[*Remainder of the page intentionally kept blank.*]

Yatra Online Limited, Udyog Vihar, Gurugram

Yatra Corporate Solutions Pvt. Ltd. Gurgaon

Vistra ITCL (India) Limited

Yatra TG Stays Private Limited

TSI Yatra Private Limited

For Yatra Hotel Solutions Private Limited

Signatory

Yatra for Business Private Limited

For Travel.co.in Private Limited

Signatory

Yatra Online Freight Services Pvt. Ltd.

SCHEDULE I

PART A | DETAILS OF THE COMPANY

YATRA ONLINE LIMITED a public limited company incorporated under the Companies Act 1956, bearing CIN U63040MH2005PLC158404 having its registered office at B2/101,1st Flr Marathon Innova, Marathon Nextgen Complex, B Wing, G. Kadam Marg, Opp. Peninsula Corp Park, Lower Parel (W) Mumbai 400013.

Details for the notices:

Name:	Rohan Mittal/Darpan Batra
Address:	Plot No. 272, 4th Floor, Gulf Adiba Phase II, Udyog Vihar Gurugram 122008.
Fax:	-
Email:	Rohan.Mittal@Yatra.com/Darpan.Batra@yatra.com

PART B | DETAILS OF THE SUBSIDIARIES

"Subsidiary 1"

YATRA CORPORATE HOTEL SOLUTIONS PRIVATE LIMITED, a private limited company incorporated under the Companies Act 1956, bearing CIN U55101HR2008PTC038256 having its registered office at Plot No. 272, 4th Floor, Gulf Adiba Phase II, Udyog Vihar Gurugram 122008.

Details for the notices:

Name:	Darpan Batra
Address:	Plot No. 272, 4th Floor, Gulf Adiba Phase II, Udyog Vihar Gurugram 122008.
Email:	Darpan.Batra@yatra.com

"Subsidiary 2"

YATRA TG STAYS SOLUTIONS PRIVATE LIMITED, a private limited company incorporated under the Companies Act 1956, bearing CIN U63040MH2005PTC257748 having its registered office at B2/101 ,1st Flr Marathon Innova, Marathon Nextgen G. Kadam Marg Opp. Peninsula Corp Park Lower Parel Mumbai 400013.

Details for the notices:

Name:	Darpan Batra
Address:	Plot No. 272, 4th Floor, Gulf Adiba Phase II, Udyog Vihar Gurugram 122008.
Email:	Darpan.Batra@yatra.com

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"Subsidiary 3"

TSI YATRA PRIVATE LIMITED, a private limited company incorporated under the Companies Act 1956, bearing CIN U45030DL1996PTC076431 having its registered office at Unit No-1 Sector B Pkt-7 Vasant Kunj, New Delhi South West 110070.

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Details for the notices:

Name:	Darpan Batra
Address:	Plot No. 272, 4th Floor, Gulf Adiba Phase II, Udyog Vihar Gurugram 122008.
Email:	Darpan.Batra@yatra.com

"Subsidiary 4"

YATRA HOTEL SOLUTIONS PRIVATE LIMITED, a private limited company incorporated under the Companies Act 1956, bearing CIN U63040MH2004PTC217231 having its registered office at B2/101 ,1st Flr Marathon Innova, Marathon Nextgen B Wing, G. Kadam Marg Opp. Peninsula Corp Park Mumbai 400013.

Details for the notices:

Name:	Darpan Batra
Address:	Plot No. 272, 4th Floor, Gulf Adiba Phase II, Udyog Vihar Gurugram 122008.
Email:	Darpan.Batra@yatra.com

"Subsidiary 5"

YATRA FOR BUSINESS PRIVATE LIMITED, a private limited company incorporated under the Companies Act 1956, bearing CIN U72900DL1962PTC003735 having its registered office at Unit No. 1 Sect – B, PKT-7, Vasant Kunj New Delhi South West 110070.

Details for the notices:

Name:	Darpan Batra
Address:	Plot No. 272, 4th Floor, Gulf Adiba Phase II, Udyog Vihar Gurugram 122008.
Email:	Darpan.Batra@yatra.com

"Subsidiary 6"

TRAVEL.CO.IN PRIVATE LIMITED, a private limited company incorporated under the Companies Act 1956, bearing CIN U63040TN2000PTC044142 having its registered office at Block - 1, 3rd Floor A in the building known as Steeple Reach, bearing No - 25/14, Cathedral Road Chennai, Tamil Nadu 600086.

Details for the notices:

Name:	Darpan Batra
Address:	Plot No. 272, 4th Floor, Gulf Adiba Phase II, Udyog Vihar Gurugram 122008.
Email:	Darpan.Batra@yatra.com

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"Subsidiary 7"

YATRA ONLINE FREIGHT SERVICES PRIVATE LIMITED, a private limited company incorporated under the Companies Act 2014, bearing CIN U63030HR2020PTC088120 having its

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registered office at Plot No. 272, 4th Floor, Gulf Adiba Phase II, Udyog Vihar Gurugram Gurgaon HR 122008 IN.

Details for the notices:

Name:	Darpan Batra
Address:	Plot No. 272, 4th Floor, Gulf Adiba Phase II, Udyog Vihar Gurugram 122008.
Email:	Darpan.Batra@yatra.com

PART C | DETAILS OF THE DEBENTURE TRUSTEE

VISTRA ITCL (INDIA) LIMITED, a company incorporated under the Companies Act, 1956, having its registered office at IL & FS Financial Centre, Plot No C-22, G Block, Bandra Kurla Complex, Bandra East, Mumbai – 400051 and having its office at 805, Kailash Building, 26, Kasturba Gandhi Marg, Connaught Place, New Delhi 110001

Details for the notices:

Attention: ITCL Compliance Officer
Address: IL & FS Financial Centre, Plot No -22, G Block, Bandra Kurla Complex, Bandra East, Mumbai – 400051
Email: *mumbai@vistra.com*

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SCHEDULE II

SHAREHOLDING DETAILS

	Number of Equity Shares held in the Subsidiaries*	Percentage Shareholding as on Effective Date (on a Fully Diluted Basis)*
Subsidiary 1	22,43,962	100%
Subsidiary 2	33,02,840	100%
Subsidiary 3	2,892,213	100%
Subsidiary 4	79,886.00	100%
Subsidiary 5	82,80,000	100%
Subsidiary 6	1,14,322	100%
Subsidiary 7**	2000000	100%

*Including shares held in the name of the nominee shareholders
**Held through Subsidiary 5

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IN WITNESS WHEREOF the Company hereto has executed this Undertaking on the day and year first above written.

SIGNED AND DELIVERED by the within named, **YATRA ONLINE LIMITED** in its capacity as the **COMPANY**

____

Name: Rohan Mittal

Yatra Online Limited * Udyog Vihar Gurugram

IN WITNESS WHEREOF the Debenture Trustee hereto has executed this Undertaking on the day and year first above written.

SIGNED AND DELIVERED by the within named, **VISTRA ITCL (INDIA) LIMITED** in its capacity as **DEBENTURE TRUSTEE for the benefit of the Debenture Holders,** by the hands of

For Vistra ITCL (India) Limited

Authorised Signatory

Name: SUPRATIK DASGUPTA
Title: Authorised Signatory
Date:

IN WITNESS WHEREOF the Subsidiary hereto has executed this Undertaking on the day and year first above written.

SIGNED AND DELIVERED by the within named, **YATRA CORPORATE HOTEL SOLUTIONS PRIVATE LIMITED** in its capacity as the **SUBSIDIARY 1**

Manish Amin

Name:

SIGNED AND DELIVERED by the within named, **YATRA TG STAYS SOLUTIONS PRIVATE LIMITED** in its capacity as the **SUBSIDIARY 2**

Manish Amin

Name:

SIGNED AND DELIVERED by the within named, **TSI YATRA PRIVATE LIMITED** in its capacity as the **SUBSIDIARY 3**

Manish Amin

Name:

SIGNED AND DELIVERED by the within named, **YATRA HOTEL SOLUTIONS PRIVATE LIMITED** in its capacity as the **SUBSIDIARY 4**

For Yatra Hotel Solutions Private Limited

Manish Amin

Name:

Signatory

SIGNED AND DELIVERED by the within named,
YATRA FOR BUSINESS PRIVATE LIMITED
in its capacity as the **SUBSIDIARY 5**

YATRA FOR BUSINESS PRIVATE LIMITED

Sabina Chopra

Name:

SIGNED AND DELIVERED by the within named,
TRAVEL.CO.IN PRIVATE LIMITED
in its capacity as the **SUBSIDIARY 6**

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Manish Amin M Amin

Name:

SIGNED AND DELIVERED by the within named,
YATRA ONLINE FREIGHT SERVICES PRIVATE LIMITED in its capacity as the **SUBSIDIARY 7**

Yatra Online Freight Services Pvt. Ltd.

Batra

Name: JARPAN BATRA.